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                           LOAN AND SECURITY AGREEMENT


                  THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made this _____ day of September, 1996, by and between OXFORD CAPITAL CORPORATION, a Maryland corporation ("Borrower"), and SIGNET BANK ("Bank").

                                    RECITALS

                  WHEREAS, Borrower has requested Bank to extend credit to Borrower in the aggregate principal amount of Four Million Dollars ($4,000,000.00); and

                  WHEREAS, Bank is willing to extend such credit to Borrower upon the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, Borrower and Bank do hereby agree as follows:

                     1. CONSTRUCTION AND DEFINITION OF TERMS

                  All terms used herein without definition which are defined by the Maryland Uniform Commercial Code shall have the meanings assigned to them by the Maryland Uniform Commercial Code unless and to the extent varied by this Agreement. Unless the context otherwise requires, all of the accounting terms used herein without definition shall have the meanings assigned to them as determined by GAAP except to the extent varied by this Agreement. Whenever the phrase "satisfactory to Bank" is used in this Agreement such phrase shall mean "satisfactory to Bank in its sole discretion." The use of any gender or the neuter herein shall also refer to the other gender or the neuter and the use of the plural shall also refer to the singular, and vice versa. In addition to the terms defined elsewhere in this Agreement, unless the context otherwise requires, when used herein, the following terms shall have the following meanings:

                  "Acceptable Portfolio" shall mean a Portfolio to be purchased by Borrower which is acceptable to Bank, from time to time, in its discretion exercised in good faith, as a basis for making a Loan to Borrower hereunder.

                  "Affiliate" shall mean: (a) any person in which Borrower legally or beneficially owns or holds, directly or indirectly, any capital stock, member interest, partnership interest or other equity interest; (b) any person that is a partner in or of Borrower, a partnership in which Borrower is a partner, a joint venture in which Borrower is a joint venturer, or a joint venturer in or of Borrower; (c) any person that is a director, officer, employee, stockholder, member, partner (legally or beneficially) or other affiliate of any of the foregoing or of Borrower; and (d) any person that directly or indirectly controls, is under the control of, or is under common control with, Borrower, including, without limitation, any person that directly or indirectly has the right



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or power to direct the management or policies of Borrower and any person whose management or policies Borrower directly or indirectly has the right or power to direct.

                  "Banking Day" shall mean any day that banks in the State of Maryland are not required or permitted to be closed.

                  "Business Premises" shall mean 7000 Security Boulevard, Baltimore, Maryland 21244.

                  "Certified" shall mean that the information, statement, schedule, report or other document required to be "Certified" contains a representation by Borrower, that to Borrower's knowledge and belief after diligent inquiry, such information, statement, schedule, report or other document is true and complete in all material respects.

                  "Closing" shall mean the first date on which funds are advanced to Borrower hereunder.

                  "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

                  "Collateral" shall mean: (a) all Receivables, Inventory and Equipment and, in addition, all other property of Borrower in which Bank has, or may in the future acquire or be granted, a Lien hereunder or under any of the Other Agreements; (b) all amounts now or in the future owed by Bank to Borrower and all property and funds of Borrower (including deposit accounts, certificates of deposit, and investments made or managed by Bank on behalf of Borrower), now owned or hereafter acquired by Borrower and now or hereafter in Bank's possession or control; (c) all present and future substitutions, replacements, appurtenances, accessories, accessions and materials and supplies relating to any of the foregoing; (d) all of Borrower's present and future books and records in any form, in or on any media, including data processing materials in any form (including software, tapes, discs and the like), whether in the possession of Borrower or any other person; and (e) all present and future proceeds and products of all of the foregoing in any form whatsoever and all rights, including rights to the payment of money for any reason, arising on account of any sale, assignment, lease, rental, license, exchange, liquidation, condemnation, taking, theft or any disposition of any nature of, or any damage or casualty to, or any loss with respect to, any of the foregoing or any rights or interests of Borrower in any of the foregoing, including, without limitation, cash proceeds (including all payments under any indemnities, warranties or guaranties payable with respect to any of the foregoing), noncash proceeds and proceeds acquired with cash proceeds, whether any such proceeds constitute consumer goods, farm products, equipment, inventory, documents of title, chattel paper, accounts, instruments or general intangibles, and all proceeds of insurance policies insuring any of the foregoing or any risks to Borrower associated with any of the foregoing.

                  "Default" shall mean any event which, with the giving of notice or passage of time (or both), would constitute an Event of Default.

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

                  "Default Rate of Interest" shall mean a fluctuating rate of interest equal to the Prime Rate in effect from time to time plus three percent (3.0%) per annum.

                  "Deposit Loan" shall mean each Loan made pursuant to Section
2.01 hereof for the purpose of financing the payment of Borrower's required deposit in connection with a Portfolio purchase bid.

                  "Deposit Loan Notes" shall mean each promissory note of Borrower in the form attached hereto as Exhibit B, and all renewals, replacements and extensions thereof.

                  "Environmental Laws" shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

                  "Equipment" shall mean: (a) all equipment of Borrower of every type and description, now owned and hereafter acquired and wherever located, including, without limitation, all machinery, vehicles and other rolling stock, furniture, furnishings, tools, dies, leasehold improvements, fixtures, and materials and supplies relating to any of the foregoing; (b) all present and future documents of title and trust receipts relating to any of the foregoing;
(c) all present and future rights, claims and causes of action of Borrower in connection with purchases by Borrower of (or contracts for the purchase by Borrower of), or warranties relating to, or damages to, goods held or to be held by Borrower as equipment; (d) all present and future warranties, manuals and other written materials (and packaging thereof or relating thereto) relating to any of the foregoing; (e) all present and future rights, claims and causes of action of Borrower in connection with any agreements pursuant to which any suppliers, manufacturers or other persons have agreed or may agree, conditionally or otherwise, to purchase or repurchase from Borrower, in bulk or otherwise, any goods held or to be held by Borrower as equipment; and (f) all present and future general intangibles of Borrower in any way relating to any of the foregoing.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor legislation, and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

                  "Event of Default" shall mean any of the events described in
Section 8 hereof.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time. In the event of a change in GAAP affecting the

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covenants contained in Subsections 6.15 and 6.16 of this Agreement or definitions contained in Section 1 of this Agreement relating to such covenants, such covenants and definitions shall continue to be applied as though such change in GAAP had not occurred unless and until Bank and Borrower shall agree in writing to amend or adjust such covenants or definitions as deemed necessary as a result of such change in GAAP.

                  "good faith" shall mean, with respect to a determination to be made by Bank "in good faith," that Bank shall make such determination honestly and not maliciously.

                  "Hazardous Substance" shall mean any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum-based products, methane and all other pollutants, contaminates, chemicals, industrial substances, industrial wastes, toxic substances, toxic wastes, toxic materials, hazardous substances, hazardous wastes and hazardous materials. The meaning of each term used in this definition shall include, without limitation, the meaning or meanings assigned to such term by any Environmental Laws.

                  "Indebtedness" shall include all items which would properly be included in the liability section of a balance sheet or in a footnote to a financial statement in accordance with GAAP, and shall also include all contingent liabilities which could have a material adverse affect on the Collateral, or on the financial condition, business or prospects of Borrower.

                  "Inventory" shall mean: (a) all inventory of Borrower of every type and description, now owned and hereafter acquired and wherever located, including, without limitation, raw materials, work in process, finished goods, goods returned or repossessed, and goods held for demonstration, marketing or similar purposes; (b) all present and future materials and supplies of Borrower used, usable or consumed in the course of Borrower's business, whether relating to the manufacture, assembly, installation, repair, packaging, packing or shipment of goods by Borrower, or relating to advertising or any other aspect of Borrower's business; (c) all present and future property of Borrower in or on which any of the foregoing is stored or maintained; (d) all present and future warranties, manuals and other written materials (and packaging thereof or relating thereto) relating to any of the foregoing; (e) all present and future documents of title and trust receipts relating to any of the foregoing; (f) all present and future customer lists of Borrower; (g) all present and future rights of Borrower in connection with goods consigned to or by Borrower; (h) all present and future rights of Borrower as an unpaid seller of goods, including rights of stoppage in transit, detinue and reclamation; (i) all present and future rights, claims and causes of action of Borrower in connection with purchases by Borrower of (or contracts for the purchase by Borrower of), or warranties relating to, or damages to, goods held or to be held by Borrower as inventory; (j) all present and future rights, claims and causes of action of Borrower in connection with any agreements pursuant to which any suppliers, manufacturers or other persons have agreed or may agree, conditionally or otherwise, to purchase or repurchase from Borrower, in bulk or otherwise, any goods held or to be held by Borrower as inventory; and (k) all present and future general intangibles of Borrower in any way relating to any of the foregoing.

                  "Lien" shall mean any statutory or common law consensual or nonconsensual mortgage, pledge, security interest, encumbrance, lien, right of setoff, claim or charge of any kind, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the Uniform Commercial Code of any jurisdiction.

                  "Loans" shall mean each of the Portfolio Purchase Loans and each of the Deposit Loans.

                  "Maximum Loan Amount" shall mean $4,000,000.00.

                  "Non-Default Rate of Interest" shall mean a fluctuating rate of interest equal to the Prime Rate in effect from time to time plus one percent (1.0%) per annum.

                  "Notes" shall mean each of the Portfolio Purchase Notes and each of the Deposit Loan Notes.

                  "Obligations" shall mean, as the same may be amended, modified, extended, renewed, supplemented, increased, refinanced, consolidated or replaced from time to time, all present and future obligations, indebtedness and liabilities of Borrower to Bank of every kind and nature, whether arising under this Agreement, the Other Agreements or otherwise (including, without limitation, all principal amounts, including future advances, interest charges, service charges, late charges, fees and all other charges and sums, as well as all costs and expenses, including attorneys' fees and expenses, payable or reimbursable by Borrower under or pursuant to this Agreement, the Other Agreements and otherwise), whether direct or indirect, joint or several, contingent or non-contingent, matured or unmatured, accrued or not accrued, liquidated or unliquidated, secured or unsecured, related or unrelated to this Agreement, whether or not now contemplated, whether arising in contract, tort or otherwise, whether or not any instrument or agreement relating thereto specifically refers to this Agreement, and whether or not of the same character or class as Borrower's obligations under this Agreement, including, without limitation, reimbursement obligations of Borrower in connection with letters of credit issued by Bank, obligations of Borrower in connection with overdrafts in any checking or other account of Borrower at Bank, all claims against Borrower acquired by assignment to Bank, and all claims of Bank against Borrower arising or re-arising on account of or as a result of any payment made by Borrower or any Other Obligor with respect to any obligations included in this definition which is rescinded or recovered from or restored or returned by Bank under authority of any law, rule, regulation, order of court or governmental agency, or in connection with any compromise or settlement relating thereto or relating to any pending or threatened action, suit or proceeding relating thereto, whether arising out of any proceedings under the United States Bankruptcy Code or otherwise.

                  "Other Agreements" shall mean, as the same may be amended, modified, extended, renewed, supplemented or replaced from time to time, any and all agreements, contracts, promissory notes and other instruments (including the Notes), drafts, checks, bankers acceptances, security agreements, assignments, pledge agreements, hypothecation agreements, indemnification agreements, letters of credit and applications and agreements relating thereto, subordination agreements, mortgages, deeds of trust, leases, guaranties and other documents (a) now and hereafter existing between Bank and Borrower, (b) executed and/or delivered in connection with this Agreement or any of the Obligations, or (c) evidencing, guaranteeing, securing (directly or indirectly), subordinating other obligations of Borrower or any Other Obligor to, containing any warranties, covenants, agreements or representations of any person relating to, or in any other manner relating to, any of the Obligations or any obligation of any Other Obligor in connection with any of the Obligations. The Other Agreements shall include, without limitation, the instruments and documents referred to in Subsection 5.01 hereof.

                  "Other Obligor" shall mean any person that is now or hereafter primarily or secondarily, or contingently or non-contingently, liable for or obligated upon or in connection with any of the Obligations, or, whether or not so liable, that has granted any Lien to or for the benefit of Bank as security for any of the Obligations or any obligations of any Other Obligor in connection with any of the Obligations.

                  "Permitted Liens" shall mean: (a) Liens of Bank; (b) Liens for taxes not delinquent or for taxes being diligently contested in good faith by Borrower by appropriate proceedings, subject to the conditions set forth in Subsection 6.02 hereof and provided such Lien is subordinate to any security interest of Bank in the property encumbered by such Lien; (c) mechanic's, artisan's, materialman's, landlord's, carrier's or other like Liens arising in the ordinary course of business with respect to obligations which are not due;
(d) Liens arising out of a judgment, order or award with respect to which Borrower shall in good faith be prosecuting diligently an appeal or proceeding for review and with respect to which there shall be in effect a subsisting stay of execution pending such appeal or proceeding for review, provided appropriate reserves therefor are established by Borrower in accordance with GAAP and provided such Liens are subordinate to Bank's security interest in the property encumbered by such Lien; (e) any deposit of funds made in the ordinary course of business to secure obligations of Borrower under worker's compensation laws, unemployment insurance laws or similar legislation, to secure public or statutory obligations of Borrower, to secure surety, appeal or customs bonds in proceedings to which Borrower is a party, or to secure Borrower's performance in connection with bids, tenders, contracts (other than contracts for the payment of money), leases or subleases made by Borrower in the ordinary course of business; (f) Purchase Money Liens; provided that (i) any such Purchase Money Lien is created simultaneously with the acquisition of the Equipment encumbered thereby, (ii) the obligation secured by any Purchase Money Lien shall not exceed 100% of the lesser of the cost or the fair market value of the Equipment encumbered thereby as of the time of acquisition, (iii) each such Lien shall attach only to the Equipment being financed, and (iv) the obligations secured by such Liens are permitted under Subsection 7.01 hereof; and (g) Liens specifically consented to by Bank in writing (including, without limitation, those Liens described in the Permitted Liens Exhibit attached hereto and incorporated herein).

                  "person" shall mean any individual, corporation, partnership, joint venture, association, trust, government (or subdivision, agency or department thereof) or any other entity of any kind.

                  "Portfolio" shall mean a portfolio of delinquent consumer receivables.

                  "Portfolio Loan Percentage" shall mean that percentage of the purchase price of any Acceptable Portfolio which Bank shall determine, in its sole discretion, to represent the amount of the Portfolio Purchase Loan Bank is willing to make to Borrower to finance the purchase thereof.

                  "Portfolio Purchase Loans" shall mean, individually and collectively, each of the Loans made by Bank to Borrower pursuant to Subsection
2.01 hereof to finance the purchase of a Portfolio.

                  "Portfolio Purchase Notes" shall mean each promissory note of Borrower in the form attached hereto as Exhibit A, and all renewals, replacements and extensions thereof.

                  "Prime Rate" shall mean the annual percentage rate periodically chosen and recorded by Bank as an index (called the prime rate), at, above or below which interest rates are established for certain nonconsumer loans.

                  "Purchase Money Lien" shall mean a Lien on any Equipment acquired by Borrower in order to finance the acquisition thereof, or a Lien incurred in connection with any conditional sale or other title retention agreement in connection with the acquisition of Equipment.

                  "Receivables" shall mean: (a) all of Borrower's present and future accounts, contract rights, receivables, promissory notes and other instruments, chattel paper and general intangibles; (b) all present and future tax refunds of Borrower and all present and future rights of Borrower to refunds or returns of prepaid expenses, including unearned insurance premiums; (c) all present and future cash of Borrower; (d) all deposit accounts now or hereafter maintained or established by, for or on behalf of Borrower with any bank or other institution, and all balances of funds now or hereafter on deposit in all such accounts, including, without limitation, all checking accounts, collection accounts, lockbox accounts, disbursement accounts, concentration accounts and all other deposit accounts of every kind and nature; (e) all present and future judgments, orders, awards and decrees in favor of Borrower and causes of action in favor of Borrower; (f) all present and future claims, rights of indemnification and other rights of Borrower under or in connection with any contracts or agreements to which Borrower is or becomes a party or third party beneficiary; (g) all rights and claims of Borrower with respect to any deposits of money or other property made with any lessors of any property, insurers, bonding agents or any other persons; (h) all present and future rights and claims which Borrower may now or hereafter have under any insurance policies, contracts or coverages now or hereafter in effect; (i) all goods previously or hereafter returned, repossessed or stopped in transit, the sale, lease or other disposition of which contributed to the creation of any account, instrument or chattel paper of Borrower; (j) all present and future rights of Borrower as an unpaid seller of goods, including rights of stoppage in transit, detinue and reclamation; (k) all rights which Borrower may now or at any time hereafter have, by law or agreement, against any account debtor or other obligor of Borrower, and all rights and Liens which Borrower may now or at any time hereafter have, by law or agreement, against any property of any account debtor or other obligor of Borrower; (l) all present and future interests and rights of Borrower, including rights to the payment of money, under or in connection with all present and future leases and subleases of real or personal property to which Borrower is a party, as lessor, sublessor, lessee or sublessee; (m) all present and future customer lists of Borrower; (n) all present and future contingent and non-contingent rights of Borrower to the payment of money for any reason whatsoever, whether arising in contract, tort or otherwise, whether or not such rights are otherwise included in this definition; and (o) all present and future rights of Borrower with respect to licenses, patents, copyrights, franchises, trade names and trademarks.

                  "State" shall mean any State of the United States and the District of Columbia.

                  "Subsidiary" shall include any person at least a majority of the outstanding Voting Stock of which, now or in the future, is owned or controlled by Borrower, directly or indirectly through one or more Subsidiaries.

                  "Voting Stock" shall mean (a) the shares of any class of capital stock of a corporation having ordinary voting power to elect the directors, officers or trustees thereof, including such shares that shall or might have voting power by reason of the occurrence of one or more conditions or contingencies, (b) any limited liability company interests, membership interests or other equivalent interests or participations (however designated) of any limited liability company, and (c) any general or limited partnership interests or other interests or participations in any partnership, joint venture, trust or similar entity, in each case whether or not evidenced by stock certificates or similar instruments.

                                  2. THE LOANS

                  2.01 Loans. (a) Bank agrees, in its sole discretion, to make advances ("Loans") to Borrower from time to time until May 31, 1997 (the "Review Date"), subject to all of the terms and conditions of this Agreement. All requests by Borrower for Loans shall be made in such manner and form and with such prior notice to Bank as Bank may reasonably require from time to time, and shall contain or be accompanied by such information and documents (which shall be Certified if required by Bank) concerning the Collateral, Borrower's financial condition, use of the proceeds of such Loan and of Loans previously made and/or any other matters as Bank may from time to time require. Without limitation of the foregoing, not less than three (3) Banking Days prior to the date of the making of any requested Deposit Loan, Borrower shall provide Bank with the following documents and information with respect to the Portfolio to be purchased: (i) a copy of the notice of the request for bids received by Borrower with respect to the sale of the Portfolio (if any), (ii) Borrower's analysis of such Portfolio (which shall include, without limitation, Borrower's projected recoveries over a 36-month period), (iii) the proposed purchase agreement between Borrower and the Portfolio seller, if available (if such agreement is not available at such time, the same shall be provided to Bank as soon as it becomes available), (iv) the amount of the requested Deposit Loan and the purchase price of the Portfolio to be financed with the proceeds of the related Portfolio Purchase Loan, and (v) wire instructions with respect to the disbursement of the Deposit Loan and related Portfolio Purchase Loan proceeds

(which shall be made directly to the Portfolio seller). In no event shall Bank be obligated to make any Deposit Loan or Portfolio Purchase Loan (w) if a Default or an Event of Default shall have occurred, (x) in an amount in excess of the Portfolio Loan Percentage of the purchase price to Borrower of the Portfolio as determined by Bank, (y) if such Loan would cause the total principal amount of Loans made and outstanding hereunder to exceed the Maximum Loan Amount, or (z) if any aspect of the proposed Portfolio purchase shall not be satisfactory to Bank (including, without limitation, the identity or creditworthiness of the Portfolio seller, the purchase agreement or any term of such transaction). Even if the total principal amount of Loans outstanding shall at any time and for any reason exceed the Maximum Loan Amount, Borrower and all guarantors shall nonetheless be liable for the entire principal amount outstanding, with interest thereon at the rate and calculated in the manner provided herein and in the Notes, in accordance with and subject to this Agreement, the Notes and the guaranties of such guarantors. If the total principal amount of Loans outstanding under the Loans shall at any time exceed the Maximum Loan Amount, Borrower shall immediately pay to Bank upon demand the amount of such excess, with interest thereon at the rate and calculated in the manner provided herein and in the Notes. Borrower agrees that Borrower shall be liable for, and the Collateral shall secure, the repayment of each Loan made by Bank to or for Borrower hereunder, with interest at the rate and calculated in the manner provided herein and in the Notes, whether or not such Loan was duly requested or authorized by Borrower and whether or not any person requesting such Loan was duly authorized to make such request. Subject to all of the terms and conditions of this Agreement and the Other Agreements, Borrower may borrow, repay and reborrow hereunder until the Review Date. The term of each Deposit Loan shall be five (5) Banking Days. The term of each Portfolio Purchase Loan shall be twenty-four (24) months, and the principal of each Portfolio Purchase Loan shall be payable in equal monthly installments commencing on the fifth
(5th) day of the month following the month in which such Loan was made; provided, however, that if such date of such first installment would be less than twenty (20) days after the date such Loan is made, the initial principal installment shall be due on the fifth (5th) day of the next succeeding month. Bank may, in its sole discretion, agree, but only in writing, to extend the Review Date for such time and upon such terms as Bank shall determine in its sole discretion.

                           (b) Borrower's obligation to repay the Deposit Loans
with interest shall be evidenced by, and the Deposit Loans shall be repaid with interest in accordance with, the Deposit Loan Notes. Borrower's obligation to repay the Portfolio Purchase Loans with interest shall be evidenced by, and the Portfolio Purchase Loans shall be repaid with interest in accordance with, the Portfolio Purchase Notes.

                           (c) Borrower agrees to pay to Bank monthly, on or
before the fifth (5th) day of each month commencing with the first calendar month following the month in which this Agreement is executed by Borrower, an accounts receivable servicing fee in the amount of $500.00.

                           (d) Borrower agrees to pay to Bank, in consideration
of Bank's making credit available to Borrower hereunder, a quarterly facility fee calculated at the rate of one-half of one percent (0.50%) per annum (based on a year of 360 days for the actual number of days elapsed) on the average daily unborrowed amount of the Maximum Loan Amount during each calendar quarter or portion thereof, payable, for the prior calendar quarter or portion thereof, on the fifth (5th) of each October, January, April and July after the date hereof.

                  2.02 Interest. Until the occurrence of an Event of Default, all principal sums outstanding under the Loans and/or the Notes shall bear interest at the Non-Default Rate of Interest. After the occurrence of an Event of Default, all principal sums outstanding under the Loans and/or the Notes shall bear interest until paid at the Default Rate of Interest. Interest shall be payable monthly as provided in the Notes and shall be calculated on a year of 360 days based upon the actual number of days elapsed. As the rates of interest charged on the principal sums outstanding under the Loans and/or the Notes are based upon the Prime Rate, such rates of interest may fluctuate and vary from time to time. If the Prime Rate shall increase or decrease, then such rates of interest shall automatically and contemporaneously increase or decrease (as the case may be) so as to reflect such increase or decrease in the Prime Rate.

                  2.03 Prepayment. Borrower may at its option prepay any or all of the Loans in whole at any time or in part from time to time without penalty or premium. All prepayments shall be accompanied by the payment of accrued and unpaid interest on the Loan(s) being prepaid to the date of payment. All payments may, in Bank's discretion, be applied first to the payment of outstanding late charges (if any), then to accrued and unpaid interest and then to the unpaid principal balance. All prepayments of principal may, in Bank's discretion, be applied to the principal installment payments (if any) under the Loan(s) being prepaid (which shall include any balloon payment) in the inverse order of their maturity.

                  2.04 Late Charge. If any payment required to be made by Borrower hereunder or under the Notes is not paid within 10 days after the date on which such payment is due, Borrower shall pay to Bank on demand a late charge equal to 5% of the amount of such payment.

                                   3. SECURITY

                  3.01 Security Interest. As security for the payment and performance of all of the Obligations, whether or not any instrument or agreement relating to any Obligation specifically refers to this Agreement or the security interest created hereunder, Borrower hereby grants to Bank a lien and continuing security interest in, and pledges and assigns to Bank, the Collateral. Bank's security interest shall continually exist until (a) all Obligations have been paid in full, and (b) there exists no commitment by Bank which could give rise to any Obligations, whether or not all Obligations shall at any time or from time to time be reduced to zero. Borrower shall make notations, satisfactory to Bank, on its books and records disclosing the existence of Bank's security interest in the Collateral. Bank shall have no liability or duty, either before or after the occurrence of an Event of Default hereunder, on account of loss of or damage to, or to collect or enforce any of its rights against, the Collateral, or to preserve any rights against account debtors or other parties with prior interests in the Collateral, the sole duty of Bank in this regard being to exercise reasonable care with respect to tangible Collateral in its actual possession.

                  3.02 Covenants and Representations Concerning Collateral. With respect to all of the Collateral, Borrower covenants, warrants and represents that:

                           (a) No financing statement covering any of the
Collateral is on file in any public office or land or financing records except for financing statements in favor of Bank and financing statements with respect to any Permitted Liens described in the Permitted Liens Exhibit and Borrower is the legal and beneficial owner of all of the Collateral, free and clear of all Liens, except for Permitted Liens.

                           (b) The security interest granted Bank hereunder
shall constitute a first priority Lien upon the Collateral, except for any existing Liens described in the Permitted Liens Exhibit. Borrower will not, except in the ordinary course of business, transfer, discount, sell, grant or assign any interest in the Collateral nor, without Bank's prior written consent, permit any other Lien to be created or remain thereon except for Permitted Liens. Without limitation of the foregoing, Borrower covenants and agrees that it will not offer to Bank as an Acceptable Portfolio, or otherwise request that Bank finance all or any part of the purchase price of, any Portfolio which, following the purchase thereof, (i) will not be lawfully owned by Borrower, (ii) will be subject to any Lien except for Permitted Liens, or (iii) will not be subject to a first priority security interest in favor of Bank. Notwithstanding the foregoing, Bank agrees that its consent to the sale by Borrower of any account in any Portfolio (a "Sold Account") shall not unreasonably be withheld provided that the proceeds of such sale shall be not less than the Purchase Percentage thereof. For purposes of this Agreement, the "Purchase Percentage of any account in any Portfolio shall mean that percentage of the outstanding balance of such account which the purchase price paid by Borrower with respect thereto represents. For each Sold Account which was a part of Portfolio financed in whole or in part by a Portfolio Purchase Loan, the entire amount received by Borrower upon the sale thereof shall be applied first to the outstanding principal balance of such Portfolio Purchase Loan, and then to such of the other Obligations as Bank shall determine. For each Sold Account which was not part of a Portfolio financed in whole or in part by a Portfolio Purchase Loan, an amount equal to the applicable Purchase Percentage of the outstanding balance of such Sold Account shall be applied to such of the Obligations as Bank shall determine, and the balance retained by Borrower.

                           (c) Borrower will maintain the Collateral in good
order and condition, ordinary wear and tear excepted, and will use, operate and maintain the Collateral in compliance with all laws, regulations and ordinances and in compliance with all applicable insurance requirements and regulations. Borrower will promptly notify Bank in writing of any material litigation involving or affecting the Collateral which Borrower knows or has reason to believe is pending or threatened. Borrower will promptly pay when due all taxes and all transportation, storage, warehousing and other such charges and fees affecting or arising out of or relating to the Collateral and shall defend the Collateral, at Borrower's expense, against all claims and demands of any persons claiming any interest in the Collateral adverse to Borrower or Bank.

                           (d) At all reasonable times, upon twenty-four (24)
hours prior notice (which may be given orally), Bank and its agents and designees may enter the Business Premises and any other premises of Borrower and inspect the Collateral and all books and records of Borrower (in whatever form).

                           (e) Borrower will maintain comprehensive casualty
insurance on the Collateral against such risks, in such amounts, with such loss deductible amounts and with such companies as may be satisfactory to Bank, and each such policy shall contain a clause or endorsement satisfactory to Bank naming Bank as mortgagee and a clause or endorsement satisfactory to Bank that such policy may not be cancelled or altered and Bank may not be removed as mortgagee without at least 30 days prior written notice to Bank. In all events, the amounts of such insurance coverages shall conform to prudent business practices and shall be in such minimum amounts that Borrower will not be deemed a coinsurer under applicable insurance laws, regulations, policies or practices. Borrower hereby assigns to Bank and grants to Bank a security interest in any and all proceeds of such policies and authorizes and empowers Bank to adjust or compromise any loss under such policies and to collect and receive all such proceeds. Borrower hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to Bank and not to Borrower and Bank jointly. Borrower authorizes and empowers Bank to execute and endorse in Borrower's name all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any persons making payments to Bank under the terms of this paragraph are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid. After deduction from any such proceeds of all costs and expenses (including attorney's fees) incurred by Bank in the collection and handling of such proceeds, the net proceeds may be applied, at Bank's option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Bank, or as a credit against such of the Obligations, whether matured or unmatured, as Bank shall determine in Bank's sole discretion.

                           (f) All books and records pertaining to the
Collateral are located at the Business Premises and Borrower will not change the location of such books and records without the prior written consent of Bank.

                           (g) Except for (i) any vehicles of Borrower, (ii)
Collateral in transit to Borrower or to customers of Borrower, and (iii) mobile goods of a type normally used in more than one jurisdiction, all of the Collateral is, and, unless Bank shall consent otherwise in writing, shall remain located at the Business Premises.

                           (h) Borrower shall do, make, execute and deliver all
such additional and further acts, things, deeds, assurances, instruments and documents as Bank may request to vest in and assure to Bank its rights hereunder or in any of the Collateral, including, without limitation, the execution and delivery of financing statements, financing statement amendments and/or continuation statements, assignments of trademarks and powers of attorney in connection therewith, and Borrower agrees to pay all taxes, fees and costs (including attorney's fees) paid or incurred by Bank in connection with the preparation and filing or recordation thereof.

                           (i) A carbon, photographic or other reproduction of
this Agreement or any financing statement signed by Borrower in connection with this Agreement shall be sufficient as a financing statement.

                           (j) Whenever required by Bank, Borrower shall
promptly deliver to Bank, with all endorsements and/or assignments required by Bank (but without recourse except as to title), all instruments, chattel paper, guaranties and the like received by Borrower constituting, evidencing or relating to any of the Collateral or proceeds of any of the Collateral.

                           (k) If any Receivable arises out of a contract with
the United States of America or any State, county, municipality or any department, agency or instrumentality thereof, Borrower shall immediately notify Bank thereof and, if required by Bank, execute and deliver any agreements, notices and/or assignments and do such other things as may be satisfactory to Bank in order that all sums due and to become due to Borrower under such contract shall be duly assigned to Bank in accordance with the Federal Assignment of Claims Act (31 United States Code ss. 1203; 41 United States Code ss. 15) and/or any other applicable federal, State and local laws and regulations relating to the assignment of governmental obligations.

                           (l) Borrower agrees that until the Obligations shall
have been satisfied in full and this Agreement shall have been terminated, Borrower will not, without Bank's prior written consent, (i) consign any Collateral to any consignee, (ii) store or place any Collateral with any warehouseman, artisan, processor, contractor or bailee, or (iii) enter into any agreement (for example, a license agreement) which is inconsistent with Borrower's obligations under this Agreement. Borrower further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action, which would materially adversely affect the validity or enforcement of the rights transferred to Bank under this Agreement.

                  3.03 Collateral Collections. At any time following the occurrence of an Event of Default, Bank shall have the right at any and all times to: (a) notify and/or require Borrower to notify any or all account debtors and other obligors on Receivables to make payments thereon directly to Bank or in care of a post office lock box under the sole control of Bank established at Borrower's expense subject to Bank's customary arrangements and charges therefor, and to take any or all action with respect to Receivables as Bank shall determine in its sole discretion, including, without limitation, the right to demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility to Borrower or any guarantor therefor; (b) require Borrower to segregate and hold in trust for Bank and, on the day of Borrower's receipt thereof, transmit to Bank in the exact form received by Borrower (except for such assignments and endorsements as may be required by Bank), all cash, checks, drafts, money orders and other items of payment constituting Collateral or proceeds of Collateral for application, upon collection when applicable, against such of the Obligations, whether matured or unmatured, as Bank shall determine in its sole discretion; and/or (c) establish and maintain at Bank a "Repayment Account," which shall be under the exclusive control of and subject to the sole order of Bank and which shall be subject to the imposition of such customary charges as are imposed by Bank from time to time upon such accounts, for the deposit, as a tender of payment of the Obligations, of cash, checks, drafts, money orders and other items of payment constituting Collateral or proceeds of Collateral coming into Bank's possession pursuant to the terms of this Agreement and from which Bank may, in its sole discretion, at any time and from time to time, withdraw all or any part of the balance for application against such of the Obligations, whether matured or unmatured, as Bank shall determine in its sole discretion.

                        4. REPRESENTATIONS AND WARRANTIES

                  To induce Bank to enter into this Agreement, Borrower represents and warrants to Bank that:

                  4.01 Good Standing. Borrower and each Subsidiary is a corporation duly organized, legally existing and in good standing under the laws of the State of its incorporation, has the power to own its property and to carry on its business and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

                  4.02 Authority. Borrower has, and each Other Obligor which has executed any Other Agreements in connection with this Agreement has, full power and authority to enter into this Agreement and all Other Agreements executed by it in connection with this Agreement, to execute and deliver all documents and instruments required hereunder and thereunder, and to incur and perform the obligations provided for herein and therein, all of which have been duly authorized by all necessary corporate, limited liability company, partnership and other action, and no consent or approval of any person, including, without limitation, its stockholders, members, member representatives or partners, and any governmental authority, which has not been obtained, is required as a condition to the validity or enforceability hereof or thereof.

                  4.03 Binding Agreements. This Agreement and all Other Agreements executed by Borrower and/or Other Obligors in connection with this Agreement have been duly executed and delivered by Borrower and each such Other Obligor, and constitute, and will continue to constitute, the valid and legally binding obligations of Borrower and each such Other Obligor, and are, and will continue to be, fully enforceable against Borrower and each such Other Obligor in accordance with their terms, subject to bankruptcy and other laws affecting the rights of creditors generally.

                  4.04 No Conflicting Agreements. The execution, delivery and performance by Borrower, and by each Other Obligor which has executed any Other Agreements in connection with this Agreement, of this Agreement and all Other Agreements executed by Borrower and/or Other Obligors in connection with this Agreement, and the borrowings hereunder, will not violate (i) any provision of law or any order, rule or regulation of any court or governmental authority,
(ii) the corporate charter or bylaws of Borrower, any Subsidiary or any Other Obligor that is a corporation, the certificate of formation or limited liability company agreement of any Subsidiary or any Other Obligor that is a limited liability company, or the partnership agreement of any Subsidiary or Other Obligor that is a partnership, or (iii) any instrument, contract, agreement, indenture, mortgage, deed of trust or other document or obligation to which Borrower, any Subsidiary or any Other Obligor is a party or by which any one or more of them, or any of their property, is bound.

                  4.05 Litigation. Except as heretofore disclosed to Bank in writing, there are no judgments, injunctions or similar orders or decrees, claims, actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower, any Subsidiary or any Other Obligor, or any property of Borrower, any Subsidiary or any Other Obligor, at law or in equity, by or before any court or any federal, State, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could result in any material adverse change in the business, operations, prospects, properties or in the condition, financial or otherwise, of Borrower, and neither Borrower nor any Subsidiary is, to Borrower's knowledge, in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or any federal, State, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could have a material adverse effect on Borrower.

                  4.06 Financial Condition. (a) None of Borrower, Subsidiaries and Other Obligors is insolvent (as defined in Section 101 of the United States Bankruptcy Code), unable to pay its debts as they mature or engaged in business for which its property is an unreasonably small capital.

                           (b) None of Borrower, Subsidiaries and Other Obligors
is or has been the subject of any bankruptcy, reorganization, insolvency, readjustment of debt, trusteeship, receivership, dissolution or liquidation law, statute or proceeding.

                           (c) The financial statements and tax returns of
Borrower for the fiscal years ending December 31, 1993, December 31, 1994 and December 31, 1995, and the financial statements of Borrower for the six-month period ending June 30, 1996, and heretofore delivered to Bank are true and complete, fairly present the financial condition of Borrower as at such dates and the results of its operations for the periods then ended and were prepared in accordance with GAAP applied on a consistent basis for prior periods. There is no Indebtedness of Borrower as of the date of such statements which is not reflected therein and no material adverse change in the operations or financial condition of Borrower has occurred since the date of such statements. The 36-month projected Portfolio recoveries, heretofore delivered by Borrower to Bank, are complete and fairly present Borrower's projections for such periods.

                  4.07 Taxes. Borrower, each Subsidiary and each Other Obligor has paid or caused to be paid all federal, State, local and foreign taxes to the extent that such taxes have become due and has filed or caused to be filed all federal, State, local and foreign tax returns which are required to be filed by Borrower, each Subsidiary and each Other Obligor.

                  4.08 Title to Properties. Borrower has good and marketable title to all of its properties and assets (including the Collateral) and all of the properties and assets of Borrower are free and clear of Liens, except for Permitted Liens.
                  4.09 Place of Business. Borrower's only place of business and chief executive office is located at the Business Premises. Borrower will not change such location(s) or have or maintain any other place of business without Bank's prior written consent.

                  4.10 Financial Information. All financial statements, schedules, reports and other information supplied to Bank by or on behalf of Borrower heretofore and hereafter are and will be true and complete.

                  4.11 Subsidiaries. Except for Subsidiaries hereafter formed or acquired with Bank's prior written consent, there are and will be no Subsidiaries.

                  4.12 Licenses and Permits. Borrower, each Subsidiary and each Other Obligor that is not an individual has duly obtained and now holds all licenses, permits, certifications, approvals and the like required by federal, State and local laws of the jurisdictions in which Borrower, each Subsidiary and each such Other Obligor conducts its business and each remains valid and in full force and effect.

                  4.13 Certain Indebtedness. There is no Indebtedness of Borrower owing to any employee, officer, stockholder or director of Borrower other than accrued salaries, commissions and the like.

                  4.14 Broker's or Finder's Commissions. Except for a fee payable to Richard Palmer (the "Palmer Fee"), no broker's or finder's fee or commission is or will be payable in connection with this Agreement or the transactions contemplated hereby. Borrower agrees to save harmless and indemnify Bank from and against any claim, demand, action, suit, proceeding or liability for any such fee or commission (including, without limitation, the Palmer Fee), including any costs and expenses (including attorney's fees) incurred by Bank in connection therewith. The provisions of this Subsection shall survive the termination of this Agreement and Bank's security interest hereunder and the payment of all other Obligations.

                  4.15 Outstanding Indebtedness; Defaults. Borrower has no outstanding Indebtedness except as permitted by Subsection 7.01 hereof. None of Borrower, Subsidiaries and Other Obligors is in default under any instrument, contract, agreement, indenture, mortgage, deed of trust or other document or obligation to which Borrower, any Subsidiary or any Other Obligor is a party or by which any one or more of them, or any of their property, is bound.

                  4.16 Capital Stock. All of the issued and outstanding capital stock of Borrower is owned by Joseph K. Rensin.

                  4.17 Regulation U. Neither Borrower nor any Subsidiary owns or presently intends to acquire any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System. None of the proceeds of any advances hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U. Neither Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

                  4.18 Employee Matters. (a) With respect to each employee pension benefit plan, as defined in Section 3(2) of the ERISA (a "Retirement Plan"), established or maintained or to which contributions have been made by or for Borrower, or any Subsidiary (including, for purposes of this Section, any other entity, whether or not incorporated, which is part of a controlled group including Borrower or which is under common control with Borrower, as defined in Sections 414(b) and (c) of the Code): (i) the Retirement Plan, including all amendments, is the subject of a favorable determination letter from the Internal Revenue Service (or an application for such a letter is presently pending); (ii) the Retirement Plan is and has at all times been qualified, in form and operation, under Section 401(a) of the Code; (iii) the Retirement Plan is and has at all times been administered, maintained and operated in compliance with its terms and with all applicable provisions of the Code, ERISA and all other applicable federal, state and local laws (and all rules and regulations promulgated thereunder); (iv) neither Borrower nor any Subsidiary, nor, to the knowledge of any director or officer of Borrower or any Subsidiary, any other person or entity who or which is a party in interest as defined in Section 3(14) of ERISA, or a disqualified person as defined in Section 4975(e)(2) of the Code, has acted or failed to act with respect to the Retirement Plan in any manner which constitutes a breach of fiduciary responsibility within the meaning of Title I, Part 4 of ERISA, a prohibited transaction within the meaning of Section 4975 of the Code or Sections 406 through 408 of ERISA, or any other violation of ERISA; (v) no contributions to the Retirement Plan are past due; (vi) no proceedings, investigations, filings or other matters are pending before the Internal Revenue Service, the Department of Labor or any court with respect to the Retirement Plan or the operation thereof; (vii) if the Retirement Plan is a multiemployer plan, as defined in Sections 3(37) or 4001(a)(3) of ERISA, neither Borrower nor any Subsidiary has incurred, and neither Borrower nor any Subsidiary expects to incur, any withdrawal liability which has not been satisfied in connection with any complete or partial withdrawal from the Retirement Plan occurring on or before the date hereof; and (viii) if subject thereto, the Retirement Plan has been funded in accordance with the minimum funding standards described in Section 412 of the Code and Title I, Subtitle B,
Part 3 of ERISA (for which purpose there is no "accumulated funding deficiency"), and in accordance with principles that are actuarially sound for such Retirement Plan.

                           (b) With respect to each Retirement Plan which is a
defined benefit plan, as defined in Section 3(35) of ERISA: (i) no event has occurred within the l2 month period preceding the date hereof, or, to the knowledge of any director or officer of Borrower or any Subsidiary is threatened or about to occur, which would materially adversely affect the actuarial status of the Retirement Plan; (ii) no fact exists in connection with the Retirement Plan (or with respect to any other defined benefit plan maintained by Borrower or any Subsidiary at any time after September 2, 1974) which constitutes a reportable event (other than those for which notice has been waived by the Pension Benefit Guaranty Corporation (the "PBGC")) under Section 4043(b) of ERISA or which constitutes grounds for termination by, or other liability to, the PBGC pursuant to Title IV of ERISA; (iii) all premiums due the PBGC have been timely paid; and (iv) if the Retirement Plan were terminated, the termination would qualify under the standard termination procedure, as described in Section 4041(b) of ERISA (and Part 2617 of the PBGC regulations), without payment of any additional contributions by Borrower or any Subsidiary.

                           (c) With respect to each employee welfare benefit
plan, as defined in Section 3(1) of ERISA (a "Welfare Plan"), established or maintained or to which contributions have been made by or for Borrower or any
Subsidiary: (i) the Welfare Plan is and has at all times been administered, maintained and operated in compliance with its terms and with all applicable provisions of ERISA and the Code (including the continuation coverage requirements for group health plans, commonly known as "COBRA requirements," under Sections 106(b), 162(i)(2) & (3), and 162(k) of the Code and Sections 601-607 of ERISA) and all other applicable federal, state and local laws (and all rules and regulations promulgated thereunder); (ii) neither Borrower nor any Subsidiary nor to the knowledge of any director or officer of Borrower or any Subsidiary, any other person or entity who or which is a party in interest as defined in Section 3(14) of ERISA, has acted or failed to act with respect to the Welfare Plan in any manner which constitutes a breach of fiduciary responsibility within the meaning of Title I, Part 4 of ERISA, a prohibited transaction within the meaning of Sections 406 through 408 of ERISA, or any other violation of ERISA; (iii) no contributions to the Welfare Plan are past due; (iv) no proceedings, investigations, filings or other matters are pending before the Department of Labor or any court, with respect to the Welfare Plan or the operation thereof; and (v) the Welfare Plan is either unfunded or is funded solely through insurance contracts.

                           (d) All Retirement Plans and Welfare Plans (jointly
"Benefit Plans") are in substantial compliance with all applicable reporting, disclosure and other requirements of the Code and ERISA.

                           (e) There are no actions, suits or claims pending or,
to the best knowledge of Borrower or any Subsidiary, threatened with respect to any Benefit Plan, or any administrator or fiduciary thereof.

                           (f) There are no strikes, work stoppages, material
grievance proceedings or other material controversies pending, imminent or, to Borrower's knowledge and belief, threatened between Borrower and any employees of Borrower or between Borrower and any union or other collective bargaining unit representing employees of Borrower.

                  4.19 Compliance With Laws. None of Borrower, Subsidiaries and Other Obligors is in violation of, or under investigation with respect to or threatened to be charged or given notice of a violation of, any applicable law, rule, regulation, order or judgment relating to any of its businesses, properties or operations, including, without limitation, ERISA, any law, rule, regulation or order regarding the collection, payment and deposit of employees' income, unemployment and social security taxes or of sales, use or excise taxes, any Environmental Laws, any laws pertaining to occupational safety and health or any laws relating to public health.

                  4.20 Representations. All representations and information heretofore made or supplied to Bank by or on behalf of Borrower, any Subsidiary or any Other Obligor, including, without limitation, all representations and information heretofore made or supplied to Bank pursuant to or in connection with this Agreement or any of the Other Agreements or any transaction involving or affecting Borrower, any Subsidiary or any Other Obligor, were, at the time made or supplied to Bank, true and complete in all material respects, and all representations and information hereafter made or supplied to Bank by or on behalf of Borrower, any Subsidiary or any Other Obligor, including, without limitation, all representations and information hereafter made or supplied to Bank pursuant to or in connection with this Agreement or any of the Other Agreements or any transaction involving or affecting Borrower, any Subsidiary or any Other Obligor, will be, at the time made or supplied to Bank, true and complete in all material respects.

                            5. CONDITIONS OF LENDING

                  Unless Bank shall otherwise agree, Bank shall have no obligation to advance any funds to Borrower hereunder unless each of the following conditions precedent shall be satisfied as provided below:

                  5.01 Documents. There shall have been delivered to Bank, appropriately completed and duly executed (when applicable), the following, each in form and substance satisfactory to Bank: (a) a certificate of the Secretary of Borrower to the effect that resolutions in form and content satisfactory to Bank authorizing the transactions contemplated hereby have been duly adopted and remain in full force and effect; (b) evidence satisfactory to Bank that all insurance coverages and all insurance clauses or endorsements required pursuant to this Agreement and the Other Agreements are in effect, together with copies of all insurance policies and endorsements; (c) a written opinion of counsel to Borrower, dated as of Closing and addressed to Bank, relating to such matters in connection with the transactions contemplated hereby as may be required by Bank; and (e) such financing statements as may be required by Bank; (d) a written guaranty of the Obligations by Joseph K. Rensin; and (e) the written agreement of Richard Palmer releasing Bank from any obligation or liability in connection with the payment of the Palmer Fee.

                  5.02 No Default. At Closing and at the time of every subsequent advance under this Agreement, Bank shall be fully satisfied that (a) all of the covenants, conditions, warranties and representations set forth herein and in the Other Agreements have been complied with and are true and complete on and as of such time with the same effect as though such covenants, conditions, warranties and representations had been made on and as of such time,
(b) no Default and no Event of Default shall have occurred, and (c) the documents and matters required to be executed, delivered, opined and/or Certified pursuant to Subsection 5.01 hereof shall be in full force and effect and/or true and complete, as the case may be.

                  5.03 Legal Matters. At Closing, all legal matters in connection therewith or incidental thereto shall be fully satisfactory to Bank's counsel.

                  5.04 Deemed Representations. Each Loan request hereunder and acceptance by Borrower of the proceeds thereof shall constitute a representation and warranty by Borrower that the statements contained in clauses (a), (b) and
(c) of Subsection 5.02 above are true and correct both on the date of such request and, unless Borrower otherwise notifies Bank prior to the making of such Loan, on the date of the making of such Loan.

                  5.05 Financial Condition at Closing. The financial condition of Borrower shall be satisfactory to Bank and there shall have been delivered to Bank such written statements, schedules or reports in such form, containing such information and accompanied by such documents as may be satisfactory to Bank concerning the financial condition of Borrower, any of the Collateral or any other matter or matters as Bank may require.

                            6. AFFIRMATIVE COVENANTS

                  Borrower covenants and agrees with Bank that, until (a) all Obligations have been paid in full and (b) there exists no commitment by Bank which could give rise to any Obligations, Borrower will:

                  6.01 Financial Statements. Furnish to Bank in writing: (a) as soon as available but in no event more than 15 days after the end of each monthly accounting period of Borrower, a report in form and substance satisfactory to Bank for the immediately preceding month with respect to recoveries of each Portfolio funded with the proceeds of a Portfolio Purchase Loan and the aggregate recoveries for all other Portfolios; (b) as soon as available but in no event more than 30 days after the end of each monthly accounting period of Borrower, a consolidated and consolidating statement of income and retained earnings of Borrower and any Subsidiaries for such period and for the period from the beginning of the current fiscal year of Borrower to the end of each period, and a consolidated and consolidating statement of cash flows of Borrower and any Subsidiaries for such period and for the period from the beginning of the current fiscal year of Borrower to the end of each period, and a consolidated and consolidating balance sheet of Borrower and any Subsidiaries as at the end of such period, all in detail and scope satisfactory to Bank, prepared in accordance with GAAP consistently applied, certified by the chief financial officer of Borrower as true and complete to the best of his knowledge and belief and accompanied by a certificate of that officer stating whether any Default or Event of Default has occurred and, if so, stating the facts with respect thereto; (c) as soon as available but in no event more than 45 days after the end of each quarterly accounting period of Borrower, a statement in form and substance satisfactory to Bank, comparing (i) on a Portfolio-by-Portfolio basis for Portfolios purchased with Portfolio Purchase Loan proceeds, and (ii) on an aggregate basis for all other Portfolios, actual versus projected Portfolio collections; (d) as soon as available but in no event more than 120 days after the end of each fiscal year of Borrower, a consolidated and consolidating statement of income and retained earnings of Borrower and any Subsidiaries for such year, and a consolidated and consolidating statement of cash flows of Borrower and any Subsidiaries for such year, and a consolidated and consolidating balance sheet of Borrower and any Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year of Borrower, all in detail and scope satisfactory to Bank, prepared in accordance with GAAP consistently applied and examined and audited by independent certified public accountants satisfactory to Bank, accompanied by a report of such independent certified public accountants with respect to such financial statements which is satisfactory to Bank, and accompanied by a certificate of the chief financial officer of Borrower stating whether any Default or Event of Default has occurred and, if so, stating the facts with respect thereto; provided, however, that nothing in this clause (d) shall require Borrower to prepare or cause to be prepared audited financial statements for the fiscal year ending December 31, 1995; and (e) promptly upon transmission thereof, copies of any financial statements, proxy statements, reports and the like which Borrower or any Subsidiary sends to its shareholders, members or partners and copies of all registration statements (with exhibits) and all regular, special or periodic reports which Borrower or any Subsidiary files with the United States Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the United States Securities and Exchange Commission) or with any national stock exchange on which any of Borrower's or any Subsidiary's securities are listed and copies of all press releases and other statements made available by Borrower or any Subsidiary to the public concerning material developments in the business of Borrower and/or any Subsidiary.

                  6.02 Taxes. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges upon Borrower and each Subsidiary, its income and properties, prior to the date on which penalties attach thereto unless and to the extent only that the same are being diligently contested by Borrower or a Subsidiary, as the case may be, in good faith by appropriate proceedings, provided, however, that (a) Bank shall have been given reasonable prior written notice of intention to contest, (b) nonpayment of the same will not, in Bank's sole discretion, materially impair any of the Collateral or Bank's rights or remedies with respect thereto or the prospect for full and punctual payment of all of the Obligations, (c) no notice of lien with respect thereto is filed in any recording office, (d) Borrower or such Subsidiary at all times effectively stays or prevents any official or judicial sale of or action against any of the Collateral by reason of nonpayment of the same, and (e) Borrower or such Subsidiary establishes reasonable reserves for any liabilities being contested and for expenses arising out of such contest in accordance with GAAP.

                  6.03 Corporate Existence, Continuation of Business and Compliance with Laws. Maintain, and cause each Subsidiary to maintain, its corporate existence in good standing; maintain, and cause each Subsidiary to maintain, in good standing its qualification to do business in each jurisdiction in which such qualification is required by law; continue, and cause each Subsidiary to continue, its business operations as now being conducted; and comply with, and cause each Subsidiary to comply with, all applicable federal, State and local laws, rules, ordinances, regulations and orders (including, without limitation, ERISA and all Environmental Laws).

                  6.04 Litigation. Promptly notify Bank in writing of any action, suit or proceeding at law or in equity by or before any court, governmental agency or instrumentality which could result in any material adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of Borrower or any Subsidiary.

                  6.05 Extraordinary Loss; Change in Condition. Promptly notify Bank in writing of (a) any event causing extraordinary loss or depreciation of the value of Borrower's or any Subsidiary's assets (whether or not insured) and the facts with respect thereto, and (b) the occurrence of any material adverse change in Borrower's, any Subsidiary's or any Other Obligor's business, assets, operations, business prospects or financial condition.

                  6.06 Books and Records. Keep and maintain, and cause each Subsidiary to keep and maintain, proper and current books and records in accordance with GAAP consistently applied and permit access by Bank to, reproduction by Bank of, copying by Bank from, and verification (by such means, including audits, as Bank may determine) by Bank of any information contained in, such books and records.

                  6.07 Maintenance of Properties. Maintain, and cause each Subsidiary to maintain, all properties and improvements necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and cause replacements and repairs to be made when necessary for the proper conduct of its business.

                  6.08 Patents, Franchises, etc. Maintain, preserve and protect all licenses, patents, franchises, trademarks and trade names of Borrower and each Subsidiary or licensed by Borrower or any Subsidiary which are necessary to the conduct of the business of Borrower or any Subsidiary as now conducted, free of any conflict with the rights of any other person.

                  6.09 Insurance. (a) Maintain or cause to be maintained (i) comprehensive casualty insurance policies insuring the Collateral, all other property of Borrower and all property of each Subsidiary against loss by fire, theft, explosion, collision and such other risks, in such amounts, subject to such loss deductible amounts and with such responsible insurance companies as may be satisfactory to Bank, in Bank's discretion exercised in good faith, and, in all events, against such risks, in such amounts and subject to such loss deductible amounts as are customary in Borrower's or such Subsidiary's industry, as applicable, and in such minimum amounts that neither Borrower nor any Subsidiary will be deemed a coinsurer under applicable insurance laws, regulations, policies or practices, and (ii) endorsements to such insurance policies satisfactory to Bank, in Bank's discretion exercised in good faith, naming Bank as loss payee with respect to all Collateral insured thereunder; (b) maintain or cause to be maintained (i) in the maximum amount available, flood insurance policies insuring all property of Borrower or any Subsidiary which is located in an area that has been, or subsequently is, identified as having special flood or mudslide hazards and in which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, as amended from time to time, and (ii) endorsements to such insurance policies satisfactory to Bank, in Bank's discretion exercised in good faith, naming Bank as loss payee with respect to all Collateral insured thereunder; (c) maintain, and cause each Subsidiary to maintain, in amounts and with responsible insurance companies satisfactory to Bank, in Bank's discretion exercised in good faith, such additional insurance against such risks and subject to such loss deductible amounts as may be satisfactory to Bank, in Bank's discretion exercised in good faith, including, without limitation, personal injury and property damage liability insurance, automobile liability insurance, product liability insurance, worker's compensation insurance, business interruption insurance, employee dishonesty insurance, and directors' and officers' liability insurance, all such insurance in all events to insure against such risks, in such amounts and subject to such loss deductible amounts as are customary in Borrower's or such Subsidiary's industry, as applicable; (d) maintain endorsements to all insurance policies of Borrower and Subsidiaries naming Bank as additional insured, which endorsements shall be satisfactory to Bank, in Bank's discretion exercised in good faith, and endorsements to such policies satisfactory to Bank, in Bank's discretion exercised in good faith, providing that such policies may not be cancelled or materially altered, and that Bank may not be removed as loss payee or additional insured, without at least 30 days prior written notice to Bank; (e) maintain (or cause to be maintained) the life insurance policy described in Subsection 6.19 hereof, free of any Liens, loans against such policy or assignments; and (f) deliver to Bank from time to time, and periodically if Bank shall so require, evidence satisfactory to Bank that all insurance and policy endorsements required pursuant to this Agreement and the Other Agreements are in effect. Notwithstanding the foregoing, nothing in this Subsection 6.09 shall require that Borrower insure the collectibility of any account in any Portfolio.

                  6.10 Information. (a) Deliver to Bank promptly upon Bank's request, and periodically if Bank shall so require, such written statements, schedules or reports (which shall be Certified if required by Bank) in such form, containing such information and accompanied by such documents as may be satisfactory to Bank from time to time concerning the Collateral, Borrower's or any Subsidiary's business, assets, operations, business prospects or financial condition or any other matter or matters, including, without limitation, copies of federal, State and local tax returns of Borrower and Subsidiaries, and permit Bank, its agents and designees, to discuss Borrower's or any Subsidiary's business, assets, operations, business prospects or financial condition with Borrower's President and Chief Financial Officer; and (b) promptly notify Bank in writing if any financial statement, schedule, report, certificate or information previously or hereafter supplied to Bank by or on behalf of Borrower, any Subsidiary or any Other Obligor, including, without limitation, any of the same previously or hereafter supplied to Bank pursuant to or in connection with this Agreement or any of the Other Agreements or any transaction involving or affecting Borrower, any Subsidiary or any Other Obligor, shall, to Borrower's knowledge or belief, subsequently become inaccurate or misleading in any material respect.

                  6.11 Use of Proceeds. Use the proceeds of each Deposit Loan only for the payment of the required deposit in connection with an Acceptable Portfolio purchase bid; and use the proceeds of each Portfolio Purchase Loan only for the payment of the related Deposit Loan and for the balance of the purchase price of an Acceptable Portfolio.

                  6.12 Notice of Event of Default. Immediately notify Bank of the occurrence of any Default or Event of Default and the facts with respect thereto.

                  6.13 Employee Benefit Plans. (a) At all times administer, maintain and operate, and cause each Subsidiary at all times to administer, maintain and operate, each of its Benefit Plans in conformity with all applicable provisions of ERISA and other federal and state statutes relating to employee benefit plans (including the continuation coverage requirements of ERISA and the Code for group health plans under Sections 106(b), 162(i)(2) &
(3), and 162(k) of the Code and Sections 601-607 of ERISA); (b) at all times make, and cause each Subsidiary at all times to make, all required contributions and premium payments under each Benefit Plan for all periods after the date hereof; (c) comply with, and cause each Subsidiary to comply with, all applicable reporting, disclosure and other requirements of ERISA and the Code as they relate to Benefit Plans, and furnish Bank with copies of all reports filed in connection therewith promptly after the filing thereof; (d) notify Bank immediately of any fact, including, without limitation, any reportable event under Section 4043(b) of ERISA, arising in connection with any Retirement Plan which might constitute grounds for the termination thereof by the PBGC; and (e) furnish to Bank, promptly upon its request therefor, such additional information concerning any Benefit Plan as Bank may request.

                  6.14 Environmental Laws. (a) At all reasonable times, permit Bank, and its agents and designees, to enter upon and inspect all business premises owned, leased, subleased, occupied, operated or used by Borrower or any Subsidiary, and to conduct thereon, at Borrower's expense, such audit tests and examinations, including subsurface exploration and testing, as Bank may deem necessary to determine whether Borrower's or such Subsidiary's ownership, tenancy, occupation, operation and/or use of the premises, as the case may be, and the conduct of the activities engaged in thereon, are in compliance with Environmental Laws; (b) maintain, and cause all operators, tenants, subtenants, licensees and occupants of all property owned, leased, subleased, occupied, used or operated by Borrower or any Subsidiary to maintain, all such property free of all Hazardous Substances, and prevent all such property from being used for the manufacture, generation, production, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substances; (c) promptly upon its receipt thereof, provide Bank with copies of all reports prepared by governmental and regulatory agencies, and all environmental auditors, engineers and others relating to or in connection with Borrower's compliance with Environmental Laws; and (d) notify Bank in writing, promptly upon learning thereof, of (i) any notice that Borrower is not in compliance in any material respect with all terms and conditions of all permits, licenses and authorizations which are required under Environmental Laws, or that Borrower is not in compliance in any material respect with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, and (ii) any notice or claim of any civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against Borrower relating in any way to Environmental Laws.

                  6.15 Net Worth. Maintain at all times Consolidated Net Worth of not less than, and a ratio of Consolidated Liabilities to Consolidated Net Worth of not greater than (a)

$1,500,000.00 and 3.5 to 1, respectively, as of December 31, 1996, and (b) $2,000,000.00 and 3.5 to 1, respectively, as of March 31, 1997, and as of the end of each fiscal quarter of Borrower thereafter. For purposes of this Agreement, "Consolidated Net Worth" shall mean the consolidated net worth of Borrower and any Subsidiaries as determined in accordance with GAAP. For purposes of this Agreement, "Consolidated Liabilities" shall mean the aggregate liabilities of Borrower and any Subsidiaries; provided, however, that Indebtedness of Borrower which has been subordinated to the Obligations pursuant to a written agreement in form and substance satisfactory to Bank shall not be considered to be a liability of Borrower.

                  6.16 Cash Flow/Current Funded Debt. Maintain a ratio of Cash Flow to Current Funded Debt of not less than (a) .75 to 1 for the fiscal year of Borrower ending December 31, 1996, (b) 1.5 to 1.0 for the fiscal quarter of Borrower ending March 31, 1997, and (c) 2.0 to 1 for the fiscal quarter of Borrower ending June 30, 1997, and for each fiscal quarter thereafter. For purposes of this Agreement, "Cash Flow" shall mean the consolidated net income of Borrower and Subsidiaries after tax plus noncash expenses less dividends paid on account of capital stock of Borrower and Subsidiaries. For purposes of this Agreement, "Current Funded Debt" shall mean current maturities of Funded Debt, as hereinafter defined.

                  6.17 Notes. (a) Prior to or contemporaneously with the making by Bank of each Deposit Loan, (i) execute and deliver to Bank a Deposit Loan
Note in form and content satisfactory to Bank, and (ii) deliver to Bank such information concerning the composition of the applicable Acceptable Portfolio and the individual consumer account debtors as Bank may require.

                           (b) (a) Prior to or contemporaneously with the making
by Bank of each Portfolio Purchase Loan, (i) execute and deliver to Bank a Portfolio Purchase Loan Note in form and content satisfactory to Bank, and (ii) deliver to Bank such additional information concerning the composition of the applicable Acceptable Portfolio and the individual consumer account debtors as Bank may require.

                  6.18 Post-Closing Conditions. On or before October 23, 1996, provide to Bank (a) a life insurance policy upon the life of Joseph K. Rensin with an insurer satisfactory to Bank and in an amount not less than $1,000,000.00, (b) a written agreement in form and substance satisfactory to Bank of the owner and landlord of each Business Premises and each storage location maintained by Borrower which is not owned by Borrower consenting to Bank's security interest and enforcement of Bank's rights in connection therewith, and (c) a written agreement in form and substance satisfactory to Bank between Borrower and a person satisfactory to Bank pursuant to which such person shall maintain for safekeeping copies of Borrower's data files. Borrower shall at all times maintain the agreement described in Subsection 6.19(c) hereof, or such substitute or replacement agreement as shall be approved by Bank.

                  6.19 Deposit Relationships. Maintain all material deposit accounts and relationships with Bank.

                              7. NEGATIVE COVENANTS

                  Borrower covenants and agrees with Bank that, until (a) all Obligations have been paid in full, and (b) there exists no commitment by Bank which could give rise to any Obligations, Borrower will not, directly or indirectly, without Bank's prior written consent:

                  7.01 Indebtedness. Create, incur, assume or permit to exist any Indebtedness except (a) Indebtedness to Bank, (b) current Indebtedness incurred in the ordinary course of business, (c) existing Indebtedness disclosed herein or previously disclosed by Borrower to Bank in writing, (d) Indebtedness secured by Purchase Money Liens so long as the aggregate principal amount of all such Indebtedness does not exceed at any time $350,000.00, and (e) Indebtedness which shall be consented to by Bank in writing in advance, in Bank's sole discretion and, if required by Bank, subordinated to the Obligations by a written agreement satisfactory to Bank in form and substance; provided, however, that Borrower may without Bank's written consent incur Indebtedness to shareholders of Borrower provided such Indebtedness shall have been subordinated to the Obligations by a written agreement satisfactory to Bank in form and substance.

                  7.02 Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien upon any of Borrower's properties or assets, now owned or hereafter acquired by Borrower, other than Permitted Liens.

                  7.03 Merger, Sale of Assets, etc. Enter into or be a party to any merger, consolidation or share exchange, or suffer or permit to occur any merger, consolidation or member interest or share exchange to which any Subsidiary or any Other Obligor is a party, or suffer or permit any of Borrower's or any Subsidiary's business, assets, operations or books and records to be merged, consolidated or commingled with any business, assets, operations or books and records of any other person; sell, assign, transfer, convey or lease any interest in all or any substantial part of its property except in the ordinary course of Borrower's business as now being conducted; purchase or otherwise acquire, or suffer or permit the purchase or acquisition by any Subsidiary or any Other Obligor of, all or substantially all of the assets of any other person, any assets of any other person in a transaction which is subject to the Bulk Transfers Title of the Uniform Commercial Code of any jurisdiction, or any shares of stock, member interests or partnership interests of, or similar interest in, any other person; or enter into any transaction with any Affiliate except for transactions with Affiliates entered into in the ordinary course of Borrower's business on terms no less favorable to Borrower than would apply in a comparable arm's length transaction with a person that is not an Affiliate.

                  7.04 Guaranties. Guarantee or otherwise in any way become or be responsible for obligations or Indebtedness of any other person, whether by agreement to purchase the Indebtedness of any other person, by agreement for the furnishing of funds to any other person for the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging Indebtedness of any other person, or otherwise, except that Borrower may endorse negotiable drafts for collection in the ordinary course of business.

                  7.05 Investments. Make any capital contribution to any other person or purchase or acquire a beneficial interest in any stock, securities or evidences of Indebtedness of, or make any investment or acquire any interest in, any other person, except (a) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition, (b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc., (c) certificates of deposit, time deposits, repurchase agreements, reverse repurchase agreements and bankers' acceptances with maturities of one year or less from the date of acquisition issued by a commercial bank operating within the United States of America having capital and surplus in excess of $500,000,000.00, or (d) money market or mutual funds whose sole investments are comprised of investments permitted under the foregoing clauses (a) through (c). Nothing herein shall prevent Borrower from purchasing Portfolios with Portfolio Purchase Loan proceeds or internally-generated funds in the ordinary course of its business.

                  7.06     Fiscal Year.  Change Borrower's fiscal year.

                  7.07 Loans. Make or permit to exist any loan to any person, not including advances for travel and the like made to officers and employees in the ordinary course of business.

                  7.08     Subsidiaries.  Form or acquire any Subsidiary.

                  7.09 Change of Name. Change the name of Borrower or permit any Subsidiary to change such Subsidiary's name.

                  7.10 Trade Names. Use any trade name other than Borrower's true corporate name or permit any Subsidiary to use any trade name other than such Subsidiary's true corporate name.

                  7.11 Issuances. Issue any shares of capital stock of Borrower or permit any Subsidiary to issue any shares of capital stock, member interests or partnership interests of such Subsidiary.

                  7.12 Employee Pension Plans. With respect to any Retirement
Plan: (a) engage, or knowingly permit any party in interest (as defined in Section 3(l4) of ERISA) or any disqualified person (as defined in Section 4975(e)(2) of the Code) to engage, in any prohibited transaction; (b) knowingly incur, or permit any Subsidiary to knowingly incur, any accumulated funding deficiency under Section 302 of ERISA or Section 412 of the Code, whether or not waived; (c) terminate, or permit any Subsidiary to terminate, any Retirement Plan in a manner which could result in the imposition of a Lien on any property of Borrower or any

Subsidiary pursuant to Section 4068 of ERISA; or (d) take, or permit any Subsidiary to take, any action which would adversely affect the qualification of any Retirement Plan.

                  7.13 Sale-Leaseback. Except for leases in existence on the date hereof and previously disclosed to Bank in writing, and renewals or extensions thereof, become or be, or suffer or permit any Subsidiary or any Other Obligor to become or be, liable as lessee with respect to any lease of any property (real, personal or mixed) which has been or is to be sold or transferred by Borrower, such Subsidiary or such Other Obligor to any person or which Borrower, such Subsidiary or such Other Obligor intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Borrower to any person in connection with such lease.

                  7.14 Stock Redemptions. Purchase, redeem, retire or otherwise acquire for value any shares of Borrower's capital stock or any other equity interest in Borrower, or suffer or permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value any shares of such Subsidiary's capital stock, or any member interests, partnership interests or any other equity interest in such Subsidiary.

                  7.15 Leases. Become or be liable as lessee with respect to any lease of any property, real, personal or mixed, except for leases in existence on the date hereof and previously disclosed to Bank in writing and renewals or extensions thereof.

                  7.16 Dividends. Directly or indirectly declare or pay any dividend on, or make any other distribution with respect to (whether by reduction of capital or otherwise), any shares of its capital stock.

                  7.17 Asset Investments. Make any investment(s) in noncurrent assets (which shall include fixed assets and capitalized value of leased equipment and leased real property) during any twelve-month period which exceeds $350,000.00.

                  7.18 Funded Debt. Redeem, call for redemption, purchase or otherwise acquire or retire, directly or indirectly, or make any optional prepayment of principal on, any Funded Debt (other than Funded Debt payable to Bank), or amend, alter or otherwise modify the provisions relating to any Funded Debt, if the effect of such amendment, alteration or other modification would or might be to accelerate such Funded Debt. For purposes of this Subsection, "Funded Debt" shall include any obligation of Borrower to any person payable more than one year from the date of its creation which, under GAAP, is shown on the balance sheet as a liability (excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation).

                              8. EVENTS OF DEFAULT

                  The occurrence of any one or more of the following events shall constitute an "Event of Default":

                  (a) Any representation or information previously or hereafter made or supplied to Bank by or on behalf of Borrower, any Subsidiary or any Other Obligor, including, without limitation, any representation or information previously or hereafter made or supplied to Bank pursuant to or in connection with this Agreement or any of the Other Agreements or any transaction involving or affecting Borrower, any Subsidiary or any Other Obligor, shall prove to have been, when made or supplied, false or misleading in any respect deemed material by Bank in good faith.

                  (b) Failure of Borrower to pay any of the Obligations, including, without limitation, any sum due Bank under this Agreement or any of the Other Agreements, when and as the same shall become due, whether at the due date thereof, by demand, by acceleration or otherwise, and such failure shall remain uncured for a period of five days.

                  (c) Occurrence of a default or event of default by Borrower, any Subsidiary or any Other Obligor with respect to, or acceleration or demand for payment prior to maturity of, any Indebtedness of Borrower, any Subsidiary or any Other Obligor to any person which is deemed material by Bank in good faith, or with respect to any Lien securing any Indebtedness of Borrower, any Subsidiary or any Other Obligor to any person which is deemed material by Bank in good faith.

                  (d) Failure of Borrower, any Subsidiary or any Other Obligor to observe or perform any warranty, covenant, condition or agreement to be observed or performed by Borrower or such other person under this Agreement or any of the Other Agreements.

                  (e) Borrower, any Subsidiary or any Other Obligor shall (i) admit in writing its insolvency or its inability to pay its debts as they mature, (ii) make a general assignment for the benefit of creditors, whether conditional or unconditional and whether or not such assignment is filed in court and whether or not any court assumes jurisdiction thereof, (iii) commence a case under or otherwise seek to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law, statute or proceeding, or (iv) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for Borrower, any Subsidiary or any such Other Obligor or a substantial part of its property, or suffer any such receivership, trusteeship or proceeding to continue undismissed for a period of 30 days.

                  (f) Borrower, any Subsidiary or any Other Obligor shall become a debtor in any case under any chapter of the United States Bankruptcy Code.

                  (g) Dissolution of, or entry of any order, judgment, award or decree for the dissolution of, Borrower, any Subsidiary or any Other Obligor that is not a natural person.

                  (h) Entry of any unstayed judgment, order, award or decree against Borrower, any Subsidiary or any Other Obligor which is uninsured to an extent deemed material by Bank in good faith, or which Bank determines in good faith, when aggregated with all other judgments, orders, awards and decrees outstanding against Borrower, Subsidiaries and Other Obligors, could have a material adverse effect on the business, assets, operations, business prospects or financial condition of Borrower, any Subsidiary or any Other Obligor, or on any rights of Bank with respect to any of the Collateral or any of the Obligations, or on the prospect for full and punctual payment and performance of all of the Obligations.

                  (i) Injunction or restraint of Borrower, any Subsidiary or any Other Obligor in any manner from conducting its business in whole or in part deemed material by Bank in good faith.

                  (j) Any assets of Borrower, any Subsidiary or any Other Obligor shall be attached, levied upon, seized or repossessed or come into the possession of a trustee, receiver or other custodian.

                  (k) An adverse change deemed material by Bank in good faith shall occur with respect to the business, assets, operations, business prospects or financial condition of Borrower, any Subsidiary or any Other Obligor, or otherwise with respect to the risks to Bank attending the Collateral, any commitments of Bank which could give rise to any Obligations or the prospect for payment in full of the Obligations, whether or not such adverse change otherwise constitutes an Event of Default.

                  (l) The death of any Other Obligor that is an individual.

                  (m) Borrower, any Subsidiary or any Other Obligor shall be or become insolvent (as defined in Section 101(31) of the United States Bankruptcy
Code) or unable to pay its debts as they mature.

                  (n) Termination or cancellation, without Bank's prior written consent, of any lease or sublease of Borrower, any Subsidiary or any Other Obligor of any business premises of Borrower, any Subsidiary or any Other Obligor which Bank in good faith deems material to the conduct of the business of Borrower, any Subsidiary or any Other Obligor, including expiration of any such lease or sublease without renewal or extension, or the occurrence of any event or condition which could result in the termination or cancellation of any such lease or sublease unless such event or condition is waived by all parties to the lease or sublease and all other appropriate parties, or cured by Borrower, such Subsidiary or such Other Obligor, as the case may be, in accordance with the provisions of such lease or sublease.

                  (o) Termination of any contract, franchise, license, permit, authorization, certificate or right of Borrower, any Subsidiary or any Other Obligor which Bank in good faith deems material to its business, assets, operations, business prospects or financial condition.

                  (p) Suspension or revocation of any license, permit, certification, approval or the like required to be held by Borrower, any Subsidiary or any Other Obligor that is not an individual by federal, State, local or foreign laws.

                  (q) Joseph K. Rensin shall for any reason (including death) cease to be the President of Borrower, unless, within 60 days thereafter, Borrower shall have engaged a replacement President who is satisfactory to Bank.

                  (r) Without Bank's prior written consent, Joseph K. Rensin shall for any reason, including death, not own capital stock of Borrower sufficient to elect all Directors of Borrower and approve any action of Borrower, including extraordinary actions, required to be approved by stockholders of Borrower under applicable law or under the Charter or Bylaws of Borrower.

                  (s) Failure of Borrower to promptly notify Bank of any transfer of any interest in any of the capital stock of Borrower, whether or not such transfer would also represent an Event of Default under clause (s) above.

                  (t) Occurrence of any default or event of default under or as defined in any of the Other Agreements.
                  (u) Borrower, any Other Obligor or any other person shall revoke or terminate, or attempt to revoke or terminate, or notify Bank of revocation or termination of, any continuing obligations or agreements of Borrower, such Other Obligor or such other person relating in any way to any of the Obligations, including, without limitation, any continuing obligations or agreements of Borrower, such Other Obligor or such other person under any guaranty or subordination agreement.

                  (v) Borrower or any Other Obligor shall be convicted of an offense punishable under any domestic or foreign criminal statute or law, or Borrower or any Other Obligor shall be subjected to charges under any domestic or foreign law for which forfeiture of property is a potential penalty.

                             9. RIGHTS AND REMEDIES

                  9.01 Rights and Remedies of Bank. Upon the occurrence of an Event of Default described in Subsections 8(e), 8(f) or 8(g) of this Agreement, all of the Obligations shall automatically and immediately be due and payable. Upon and after the occurrence of an Event of Default, Bank may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to Bank under the Other Agreements, the rights and remedies of a secured party under the Uniform Commercial Code and all other rights and remedies available to Bank under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

                            (a) Declare the Notes, all interest accrued and
unpaid thereon and all other Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which are hereby expressly waived.

                            (b) Enforce the Liens granted to Bank hereunder and
under the Other Agreements by collecting or liquidating all or any part of the Collateral or selling, assigning, leasing, renting, licensing or otherwise disposing of all or any part of the Collateral or any interest therein, in one or more parcels, at the same or different times, at public or private sale or disposition, or otherwise.

                            (c) Establish and maintain at Bank, subject to
Bank's customary arrangements and charges therefor as established by Bank from time to time, a repayment account, which shall be under the exclusive control of and subject to the sole order of Bank, and require Borrower to deposit in the repayment account, not later than the first Banking Day following the day on which the same are received by Borrower, as a tender of payment of the Obligations or as security for any contingent or future Obligations, all cash, checks, drafts, money orders and other items of payment constituting Collateral, or collections or other proceeds of Collateral.

                            (d) Institute any proceeding or proceedings to
enforce the Obligations and any Liens of Bank.

                            (e) Notify postal authorities to change the address
for delivery of mail addressed to Borrower to such address as Bank may designate and receive, open and dispose of all mail addressed to Borrower.

                            (f) Indorse Borrower's name on any promissory notes
or other instruments, acceptances, checks, drafts, money orders or other items of payment constituting Collateral, or collections or other proceeds of Collateral, that may come into Bank's possession or control from time to time.

                            (g) Sign Borrower's name on any invoices to, drafts
against and other notices and documents to account debtors or other obligors of Borrower and requests for verification of accounts and other amounts which may be due to Borrower.

                            (h) Execute proofs of claim and loss on behalf of
Borrower.

                            (i) Apply all Collateral and proceeds of Collateral
delivered to Bank or coming into Bank's possession or control from time to time to any of the Obligations, or hold the same as security for any contingent or future Obligations.

                            (j) At Borrower's expense, continue or complete, or
cause to be continued or completed, performance of Borrower's obligations under any contracts of Borrower.

                           (k) Use, operate, manage, control and exercise all
rights of Borrower relating to, the Collateral and any other assets of Borrower, and collect all income and revenues therefrom.

                           (l) Terminate, or cease extending credit under, any
or all outstanding commitments or credit accommodations of Bank to Borrower, any Subsidiary or any Other Obligor.

                           (m) At any time and from time to time reduce the
Maximum Loan Amount.

                           (n) Take exclusive possession of any or all of the
Collateral from time to time and/or place a custodian in exclusive possession of any or all of the Collateral from time to time and, so far as Borrower may give authority therefor, enter upon any premises on which any of the Collateral may be situated and remove the same therefrom, Borrower hereby waiving any and all rights to prior notice and to judicial hearing with respect to repossession of Collateral, and/or require Borrower, at Borrower's expense, to assemble and deliver any or all of the Collateral to such place or places as Bank may reasonably request.

                           (o) With respect to any accounts, notes, instruments,
chattel paper, tax refunds, contract rights, general intangibles or other debts or liabilities payable to Borrower securing the Obligations, notify any account debtors and other obligors thereon to make payments thereon directly to Bank, take control of the cash and noncash proceeds thereof, demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility therefor to Borrower or any Other Obligor.

                  9.02 Limitation on Exercise of Default Remedies. Notwithstanding the provisions of Subsection 9.01 of this Agreement, and notwithstanding any provision of the Agreement or the Other Agreements to the contrary, Borrower shall have a period of fifteen (15) days (the "Cure Period") from the giving of notice to Borrower by Bank of the occurrence of a Curable Default to cure such Default prior to the exercise by Bank of any of the default remedies described in clauses (a) - (k) of Subsection 9.01 hereof. For purposes hereof "Curable Default" shall mean any failure by Borrower to observe, perform or comply with any Affirmative Covenant contained in Section 6 of this Agreement (other than a failure to perform any covenant relating to the payment of principal, interest or late charges hereunder, under the Notes or under any of the Other Agreements or any covenant contained in Subsections 6.09 or 6.12 of this Agreement) which, in Bank's good faith judgment, is curable within such period. Notwithstanding the foregoing, (a) Bank shall have no obligation to provide Borrower with written notice of the occurrence of any Curable Default of which Borrower has (or in the exercise of reasonable business practices should have) knowledge, in which case the applicable Cure Period shall commence on the occurrence of such Default, and (b) no default under this Agreement or the Other Agreements shall be a Curable Default if, in Bank's good faith judgment, giving effect to the Cure Period would materially impair or further impair the prospect for payment in full of the Obligations or any rights of Bank with respect to any of the Collateral, or would increase Bank's risk under the Agreement and/or the Other Agreements.

                  9.03 Disposition of Collateral. Borrower agrees that commercial reasonableness and good faith require Bank to give Borrower no more than ten days prior written notice of the time and place of any public disposition of Collateral or of the time after which any private disposition or any other intended disposition is to be made. All sales or other dispositions of Collateral may be made for cash, upon credit or for future delivery. In no event shall Borrower be credited with any part of the proceeds of liquidation, sale or other disposition of any Collateral until final payment thereon has been received by Bank in immediately available funds, and Bank shall have no obligation to delay any liquidation, sale or other disposition because the same may result in the imposition of any forfeiture, premium or penalty.

                  9.04 Costs and Expenses. Borrower agrees to pay to Bank, upon written demand by Bank from time to time, the amount of all expenses, including attorneys' fees and expenses, paid or incurred by Bank (a) in exercising or enforcing or consulting with counsel concerning any of its rights hereunder, under the Other Agreements or under law, or (b) in defending any and all non-meritorious or previously waived demands, claims, counterclaims, cross-claims, causes of action, litigation and proceedings of every kind and nature asserted, commenced or instituted against Bank, or any of Bank's officers, directors or employees, by Borrower, any Subsidiary or any Other Obligor on account of, as a result of or relating to, any action taken or not taken by Bank in connection with the Loans, any other of the Obligations, the Collateral or enforcement or exercise by Bank of any rights or remedies of Bank under this Agreement, under any of the Other Agreements or under law. Borrower also agrees to pay to Bank, upon written demand by Bank from time to time, interest on the outstanding amount of such expenses paid by Bank, from the date of Bank's demand for payment of such expenses until the same are paid in full, at the highest rate and calculated in the manner provided in the Notes.

                                10. MISCELLANEOUS

                  10.01 Performance for Borrower. Borrower agrees and hereby authorizes that Bank may, in Bank's sole discretion, but Bank shall not be obligated to, whether or not an Event of Default shall have occurred, and regardless of the Maximum Loan Amount, advance funds on behalf of Borrower, without prior notice to Borrower, in order to insure Borrower's compliance with any covenant, warranty, representation or agreement of Borrower made in or pursuant to this Agreement or any of the Other Agreements, to continue or complete, or cause to be continued or completed, performance of Borrower's obligations under any contracts of Borrower, to cover overdrafts in any checking or other accounts of Borrower at Bank or to preserve or protect any right or interest of Bank in the Collateral or under or pursuant to this Agreement or any of the Other Agreements, including, without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon the Collateral or other property or assets of Borrower and compliance by Borrower with Environmental Laws; provided, however, that (a) unless a Default or Event of Default shall have occurred, or Bank in good faith believes that immediate action is required to be taken to protect or preserve any of the Collateral or any right or remedy of Bank hereunder or under any of the Other Agreements, Bank agrees to give Borrower five (5) days written notice prior to taking any action otherwise authorized under this Subsection 10.01, and (b) the making of any such advance by Bank shall not constitute a waiver by Bank of any Event of Default with respect to which such advance is made nor relieve Borrower of any such Event of Default. Any cost, expense or liability incurred by Bank or imposed upon Bank arising out of or in connection with the noncompliance by Borrower with the provisions of any Environmental Laws shall be treated as an advance of funds on behalf of Borrower under this Subsection 10.01, and Borrower shall indemnify, defend and save harmless Bank from and against any such cost, expense or liability. Borrower shall pay to Bank upon demand all advances made by Bank under this Subsection 10.01 with interest thereon at the highest rate and calculated in the manner provided in the Notes. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Bank hereunder; provided, however, that the provisions of this Subsection shall survive the termination of this Agreement and Bank's security interest hereunder and the payment of all other Obligations.

                  10.02 Expenses. Whether or not any of the transactions contemplated hereby shall be consummated, Borrower agrees to pay to Bank, upon written demand by Bank from time to time, the amount of all expenses, including attorneys' fees and expenses, paid or incurred by Bank in connection with the preparation, or the amendment, modification, extension, renewal, refinancing, supplementation, replacement, waiver, release or termination, of this Agreement or any of the Other Agreements or any terms or conditions hereof or thereof or any rights or interests of Bank, Borrower or any other person relating to any of the foregoing, or otherwise in connection with the extension of credit hereunder and preparing for the extension of credit hereunder. Borrower agrees to pay all expenses in connection with the filing or recordation of all financing statements and other documents as may be required by Bank at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes, filing fees and other costs and taxes incident to recordation of any document in connection herewith, and, if any such expenses shall be paid or incurred by Bank, to pay to Bank upon written demand the amount of such expenses. Borrower also agrees to pay to Bank, upon written demand by Bank from time to time, interest on the outstanding amount of all expenses paid by Bank referred to in this Subsection, from the date of Bank's demand for payment of such expenses until the same are paid in full, at the highest rate and calculated in the manner provided in the Notes. Borrower also agrees to indemnify, protect and defend Bank, and save Bank harmless, from and against any and all claims, demands, damages, losses, liabilities, obligations, penalties, litigation, defenses, judgments, suits, actions, proceedings, costs and expenses (including, without limitation, attorneys' fees and expenses and experts' fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, paid or incurred by or asserted or awarded against Bank relating to, resulting from or arising out of
(a) the use of any property owned, leased, subleased, occupied, used or operated by Borrower or any Subsidiary for the manufacture, generation, production, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substances, (b) the presence of any Hazardous Substances in or upon any such property, or (c) any violation of any Environmental Law.

                  10.03 Applications of Collateral. Except as may be otherwise specifically provided in this Agreement, all Collateral and proceeds of Collateral coming into Bank's possession may be applied by Bank to any of the Obligations, whether matured or unmatured, as Bank shall determine in its sole discretion.

                  10.04 Further Assurances, Power of Attorney. Borrower agrees promptly to do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as Bank may request in good faith to vest in and assure to Bank its rights hereunder or under any of the Other Agreements or in any of the Collateral. Borrower hereby appoints Bank and its designees as attorney-in-fact of Borrower, irrevocably and with power of substitution, with authority to execute and deliver from time to time, in the name and stead of Borrower, all documents which Borrower is required to, but has failed or refused to, execute and deliver to Bank pursuant to this Agreement or any of the Other Agreements, and with authority to take all of the actions from time to time on behalf of Borrower, and in the name and stead of Borrower, which Bank is authorized to take under this Agreement and the Other Agreements or which Bank in its good faith discretion deems necessary or advisable in order to cause Borrower to be in compliance with any of the terms of this Agreement or any of the Other Agreements or in order to carry out and enforce this Agreement and the Other Agreements. Said attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law which does not arise from its gross negligence or willful misconduct. This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed or there exists any commitment by Bank which could give rise to any Obligations.

                  10.05 Waiver of Trial by Jury. Borrower and Bank each agrees that any action, suit or proceeding involving any claim, counterclaim or cross-claim arising out of or in any way relating, directly or indirectly, to this Agreement or the Other Agreements, or any liabilities, rights or interests of Borrower, Bank or any other person arising out of or in any way relating, directly or indirectly, to any of the foregoing, shall be tried by a court and not by a jury. Borrower and Bank each hereby waives any right to trial by jury in any such action, suit or proceeding, with the understanding and agreement that this waiver constitutes a waiver of trial by jury of all claims, counterclaims and cross-claims against all parties to such actions, suits or proceedings, including claims, counterclaims and cross-claims against parties who are not parties to this Agreement or the Other Agreements. This waiver is knowingly, willingly and voluntarily made by Borrower and Bank, and Borrower and Bank each acknowledges and agrees that this waiver of trial by jury is a material aspect of the agreements between Borrower and Bank and that no representations of fact or opinion have been made by any person to induce this waiver of trial by jury or to modify, limit or nullify its effect.

                  10.06 Additional Waivers by Borrower. Borrower hereby waives, to the extent the same may be waived under applicable law: (a) notice of acceptance by Bank of this Agreement; (b) all claims, causes of action and rights of Borrower against Bank on account of actions taken or not taken by Bank in the exercise of Bank's rights or remedies hereunder or under any of the Other Agreements, or under law, provided that the same did not arise from Bank's gross negligence or willful misconduct; (c) all claims and causes of action of Borrower against Bank for punitive, exemplary or other non-compensatory damages; (d) all rights of redemption of Borrower with respect to any of the Collateral; (e) in the event Bank seeks to repossess any or all of the Collateral by judicial proceedings, any bonds or demands for possession which otherwise may be required; (f) all rights of Borrower to have marshalled the Collateral or any other security for any of the Obligations; (g) presentment, protest, notice of protest and notice of nonpayment with respect to all of the Obligations; (h) settlement, compromise or release of the obligations of any Other Obligor or any other person primarily or secondarily liable upon or obligated with respect to any of the Obligations; (i) substitution, impairment, exchange or release of any direct or indirect security for any of the Obligations; and (j) any duty or obligation of Bank to disclose to Borrower any information concerning any other customer or client, or prospective customer or client, of Bank. Borrower agrees that Bank may exercise any or all of its rights and/or remedies hereunder, under the Other Agreements and under law without resorting to, without regard to, and regardless of the adequacy of, any security or other sources of liability with respect to any of the Obligations.

                  10.07 Waivers by Bank. Neither any failure nor any delay on the part of Bank in exercising any right, power or remedy hereunder, under any of the Other Agreements or under applicable law shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without limitation of the foregoing, the failure or delay of Bank to accrue interest on the Loans at the Default Rate of Interest following the occurrence of an Event of Default shall not operate as a waiver of such Event of Default or of Bank's right at any time thereafter to accrue interest on the Loans at the Default Rate of Interest.

                  10.08 Payments, Setoff. All payments required to be made by Borrower hereunder shall be made by Borrower without setoff, counterclaim or deduction and shall be made to Bank in lawful money of the United States of America at Bank's principal office (or at such other address as Bank may specify to Borrower in writing from time to time). If any payment required to be made by Borrower hereunder shall be due on any day that is not a Banking Day, such payment may be made by Borrower without default on the next succeeding Banking Day but any interest-bearing portions of such payment shall continue to accrue interest during such extension of time. Bank shall have the right from time to time to charge and deduct from any deposit accounts of Borrower at Bank any amounts credited to such accounts and apply the same in order to pay principal amounts, interest charges, service charges, fees, expenses or any other sums or charges due and unpaid under this Agreement or any of the Other Agreements. Bank shall have the right, in addition to all other rights and remedies available to it, to set off against any Obligations due and unpaid any sums or property owing to Borrower by Bank or held or controlled by Bank for Borrower. Borrower hereby confirms Bank's right to banker's lien and setoff, and nothing in this Agreement or any of the Other Agreements shall be deemed to replace, supersede, limit, waive or prohibit Bank's right of banker's lien and setoff.

                  10.09 Confession of Judgment. Borrower hereby authorizes any clerk of court or any attorney-at-law to appear for Borrower before any court, having jurisdiction, within the United States or elsewhere, and, after one or more complaints filed, confess judgment against Borrower as of any time after any of the Obligations are due (whether by demand, stated maturity, acceleration or otherwise) for the unpaid balance of the Obligations, including principal, interest, fees, court costs, late charges and expenses, together with attorneys' fees equal to fifteen percent (15%) of the amount of such Obligations, for collection and release of all errors, and without stay of execution, and inquisition and extension upon any levy on real estate is hereby waived and condemnation agreed to, and the exemption of personal property from levy and sale is also hereby expressly waived, and no benefit of exemption shall be claimed under any exemption law now in force or which may be hereafter adopted. The foregoing authorities and powers to confess judgment shall not be exhausted by one or more exercises of any of them or by any imperfect exercise of any of them, shall not be extinguished by any judgment entered because of any of them and may be exercised before, during or after sale, liquidation or other disposition by Bank of any property directly or indirectly securing any of the Obligations or exercise or enforcement by Bank of any other right or remedy of Bank with respect to the Obligations. Borrower agrees that any agreements of Borrower contained in this Agreement or any of the Other Agreements to pay any costs or expenses, including attorneys' fees and expenses, paid or incurred by Bank shall not be merged into, or otherwise impaired by, any such judgment by confession, but Bank shall not be entitled to recover on account of such costs or expenses any amount in excess of the greater of (a) such costs or expenses included in any judgments by confession (without duplication), or (b) such costs or expenses actually paid or incurred by Bank. Notwithstanding the foregoing, Bank agrees that to the extent Bank recovers an amount under this Subsection (or under the confession of judgment provisions of the Notes) for application to the fees of its counsel which exceeds the actual attorney's fees incurred in connection therewith, following the satisfaction of all other Obligations such excess amount shall be refunded to Borrower.

                  10.10 Modifications. No modification or waiver of any provision of this Agreement or any of the Other Agreements, and no consent by Bank to any failure of Borrower or any other person to comply with any provision of this Agreement or any of the Other Agreements, shall in any event be effective unless the same shall be in writing signed by the person against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

                  10.11 Notices. Any notice or other communication in connection with this Agreement, including demands for payment by Bank, shall be deemed to have been given when hand delivered to the party to whom directed, or, if transmitted by telex, facsimile transmission or by mail (whether or not registered or certified), when telexed, transmitted by facsimile transmission or 72 hours after having been deposited in the mail postage prepaid, respectively, provided that any such notice or communication shall be hand delivered or transmitted to a party hereto as provided below (or at such other address as such party shall specify in writing to the other parties hereto):

                           (a) if to Borrower, at 7000 Security Boulevard,
Baltimore, Maryland 21244; and

                           (b) if to Bank, at Post Office Box 1077, Baltimore,
Maryland 21203 (hand delivery address: 7 St. Paul Street, 4th Floor, Baltimore, Maryland 21202).

                  10.12 Disclosure of Information. Borrower hereby authorizes Bank to disclose to any subsidiary or affiliate of Bank, to any fiduciary institution (as "fiduciary institution" is defined in Subtitle 3 of Title 1 of the Financial Institutions Article of the Annotated Code of Maryland, or any successor legislation) or to any banking institution, credit union or savings and loan association organized under the laws of any State, and hereby authorizes all subsidiaries and affiliates of Bank, all fiduciary institutions (as defined as above provided) and all banking institutions, credit unions and savings and loan associations organized under the laws of any State to disclose to Bank, the financial record of Borrower (as "financial record" is defined in Subtitle 3 of Title 1 of the Financial Institutions Article of the Annotated Code of Maryland, or any successor legislation).

                  10.13 Law, Jurisdiction, Transfers of Interests and Unenforceability. The performance and construction of this Agreement and the Other Agreements shall be governed by the internal laws of the State of Maryland (exclusive of principles of conflicts of laws). Borrower agrees that any suit, action or proceeding instituted by Bank with respect to any of the Obligations, the Collateral, this Agreement or any of the Other Agreements may be brought in any State or federal court located in the State of Maryland (in addition to such other courts in which jurisdiction and venue may be appropriate), and Borrower consents to the in personam jurisdiction of such courts. Borrower irrevocably waives any objection to, and any right of immunity from, the jurisdiction of such courts or the execution of judgments resulting therefrom, on the grounds of venue or the convenience of the forum. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and each reference in this Agreement to any of the parties hereto shall be deemed to include the successors and assigns of such party, including, in the case of Borrower, the debtor in possession or trustee in any case under any chapter of the United States Bankruptcy Code in which Borrower is debtor. Borrower may not assign this Agreement or any of its rights hereunder without Bank's prior written consent. Bank may at any time, in its discretion, assign, transfer or pledge to any person, or grant to any person a Lien in, this Agreement, any of the Other Agreements or any of its rights hereunder or thereunder. In addition, Bank may sell, in such amounts, upon such terms and to such persons as Bank may determine, participations in its interests under this Agreement and/or any of the Other Agreements. In the case of each such assignment, transfer, pledge, grant or sale (or offer to assign, transfer, pledge, grant or sell), Bank may from time to time provide to the assignee, transferee, pledgee, secured party or participant (or to any potential or prospective assignee, transferee, pledgee, secured party or participant), any information and documents (or copies thereof) relating to this Agreement and the Other Agreements and related transactions, and relating to the business, assets, operations, business prospects or financial condition of Borrower, Subsidiaries and Other Obligors. If any term, provision or condition, or any part thereof, of this Agreement or any of the Other Agreements shall for any reason be found or held invalid or unenforceable by any court or governmental agency, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition, nor any other term, provision or condition, and this Agreement and the Other Agreements shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained herein or therein; provided, however, that if any rate of interest provided under this Agreement does or shall exceed the maximum interest rate which Borrower is permitted by law to contract or agree to pay, then such rate of interest shall immediately be deemed to be reduced to such maximum rate and all previous payments of interest in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest. All books and records of Bank and statements of account rendered by Bank to Borrower relating to the Obligations shall be presumed to be accurate, absent manifest error.

                  10.14 Changes in Laws. In the event that, at any time or from time to time after the date of this Agreement, the implementation of, or any change in, any law or regulation, or any guideline or directive (whether or not having the force of law), or the interpretation or administration thereof by any central bank or other authority charged with the administration thereof, imposes, modifies or deems applicable any capital adequacy, reserve or similar requirement (including, without limitation, a request or requirement which affects the manner in which Bank allocates capital resources to its commitments and extensions of credit, including, without limitation, its extensions of credit hereunder), and, as a result thereof, in the sole opinion of Bank, the rate of return on Bank's capital as a consequence of its extensions of credit hereunder, is reduced to a level below that which Bank could have achieved but for such circumstances, then, in each such case, within 10 days after written demand by Bank from time to time, Borrower shall pay to Bank such additional amount or amounts as shall compensate Bank for such reduction in rate of return. A certificate of Bank as to any such additional amount or amounts, in the absence of manifest error, shall be final and conclusive. In determining such amount or amounts, Bank may use any reasonable averaging and attribution methods.

                  10.15 Survival. All covenants, conditions, agreements, representations and warranties made herein and in the Other Agreements shall survive the execution and delivery hereof and thereof, shall survive Closing and shall continue in full force and effect until all Obligations have been paid in full and there exists no commitment by Bank which could give rise to any Obligations.

                  10.17 Merger and Integration. This Agreement and the attached Schedule(s) and Exhibits contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein, shall be valid or binding.

                  10.18 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  10.19 Headings. The headings and subheadings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

                  10.20 Recitals. The Recitals hereto are hereby incorporated into and made a part of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement under seal as of the date first above written.

ATTEST/WITNESS:                     OXFORD CAPITAL CORPORATION


/s/ illegible                       By: /s/ Joseph K. Rensin        (SEAL)
------------------------               ----------------------------
                                       Joseph K. Rensin
                                       President

                                                BORROWER


                                   SIGNET BANK


/s/ illegible                      By: /s/ Mark A. Cunningham       (SEAL)
------------------------              ------------------------------
                                        Mark A. Cunningham
                                        Vice President

                                                 BANK

STATE OF MARYLAND, TO WIT:

                  I HEREBY CERTIFY that on this 23rd day of September, 1996, before me, the subscriber, a Notary Public of the State of Maryland, personally appeared Joseph K. Rensin, who acknowledged himself to be the President of Oxford Capital Corporation, and that he, as such President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing in my presence the name of the corporation by himself as President.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                  /s/ Donna Jean Benges
                                  ------------------------
                                  Notary Public

My Commission expires:

10/1/99
------------------------




STATE OF MARYLAND, TO WIT:

                  I HEREBY CERTIFY that on this 23rd day of September, 199_, before me, the subscriber, a Notary Public of the State of Maryland, personally appeared Mark A. Cunningham, who acknowledged himself to be the Vice President of Signet Bank, and that he, as such, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                  /s/ Donna Jean Benges
                                  ------------------------
                                  Notary Public

My Commission expires:

10/1/99
------------------------


                             PERMITTED LIENS EXHIBIT

JURISDICTION                  RECORDING REFERENCES                SECURED PARTY
------------                  --------------------                -------------
MD. SDAT                         ID#15333837                     Canon Financial
Services, Inc.

                                      NOTE


$250,000.00                                        Baltimore, Maryland
                                                   September 24, 1996


                  FOR VALUE RECEIVED, OXFORD CAPITAL CORPORATION, a Maryland corporation ("Maker"), promises to pay to the order of SIGNET BANK ("Bank") the principal sum of $250,000.00, together with interest on the unpaid principal balance outstanding from time to time, all as hereinafter set forth. Capitalized terms used in this Note without definition and which are defined in that certain Loan and Security Agreement between Maker and Bank dated September 23, 1996 (the "Agreement"), shall have the meanings assigned to them in the Agreement.

                  Interest from the date hereof on the principal amount outstanding from time to time until the occurrence of an Event of Default shall be payable at a fluctuating rate of interest equal to the Non-Default Rate of Interest. After the occurrence of an Event of Default until this Note is paid in full, interest on the principal amount outstanding from time to time shall be payable at the Default Rate of Interest. Interest accrued shall be paid by Maker to Bank on the maturity hereof.

                  Principal shall be payable in full October 1, 1996.

                  Payments of both principal and interest shall be paid in lawful money of the United States of America in immediately available funds at the principal office of Bank or at such other place as Bank may from time to time designate. If any payment of principal and/or interest due hereunder is not paid within 10 days after its due date, Maker shall pay to Bank on demand a late charge equal to 5% of the amount of such payment.

                  This Note may be prepaid in whole at any time or in part from time to time without premium or penalty, provided, however, that each such prepayment shall be accompanied by payment of accrued and unpaid interest on the principal balance hereof to the date of prepayment. All partial prepayments of principal shall be applied to the principal installment payments (which shall include any balloon payment) in the inverse order of their maturity.

                  If any payment of principal or interest shall be due on a Saturday, Sunday or any other day on which banking institutions in the State of Maryland are required or permitted to be closed, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest hereunder. All payments hereunder may, in Bank's sole discretion, be applied first to late fees (if any), then to the payment of accrued and unpaid interest and then to the payment of principal.

                  If any payment of principal and/or interest due hereunder is not paid on or before the fifth (5th) day following its due date then, and at any time thereafter, Bank may declare the entire unpaid principal balance hereof, together with all accrued and unpaid interest thereon, to be immediately due and payable. This Note is given pursuant to the Agreement, and is one of the Notes. The Agreement contains, among others, provisions for securing this Note and for accelerating the maturity hereof upon the happening of certain specified events.

                  Maker agrees to pay to Bank and reimburse Bank for any and all costs and expenses, including attorney's fees and court costs, if any, incurred by Bank in connection with the enforcement or collection hereof, both before and after the commencement of any action to enforce or collect this Note, but whether or not any such action is commenced by Bank. Maker waives presentment, protest and demand, notice of protest, notice of dishonor and nonpayment of this Note and expressly agrees that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of Maker hereunder.

                  Maker acknowledges and warrants that the debt evidenced hereby is a "commercial loan" within the meaning of Title 12 of the Commercial Law Article of the Annotated Code of Maryland (1990 ed.). Maker warrants that all loan proceeds will be used solely to carry on a business or commercial enterprise.

                  The rights and remedies of Bank hereunder and under the Agreement shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of Bank, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same or any other right or remedy.

                  Maker hereby authorizes any clerk of court or any attorney-at-law to appear for Maker before any court, having jurisdiction, within the United States or elsewhere, and, after one or more complaints filed, confess judgment against Maker as of any time after any sum is due hereunder (whether by demand, stated maturity, acceleration or otherwise) for the unpaid balance of this Note and all sums due in connection herewith, including principal, interest, fees, court costs, late charges and expenses, together with attorneys' fees equal to fifteen percent (15%) of the total amount then due, for collection and release of all errors, and without stay of execution, and inquisition and extension upon any levy on real estate is hereby waived and condemnation agreed to, and the exemption of personal property from levy and sale is also hereby expressly waived, and no benefit of exemption shall be claimed under any exemption law now in force or which may be hereafter adopted. The foregoing authorities and powers to confess judgment shall not be exhausted by one or more exercises of any of them or by any imperfect exercise of any of them, shall not be extinguished by any judgment entered because of any of them and may be exercised before, during or after sale, liquidation or other disposition by Bank of any property directly or indirectly securing this Note or exercise or enforcement by Bank of any other right or remedy of Bank with respect hereto. Maker agrees that any agreement of Maker contained in this Note to pay any costs or expenses, including attorneys' fees and expenses, paid or incurred by Bank shall not be merged into, or otherwise impaired by, any such judgment by confession, but Bank shall not be entitled to recover on account of such costs or expenses any amount in excess of the greater of (a) such costs or expenses included in any judgments by confession (without duplication), or (b) such costs or expenses actually paid or incurred by Bank. Notwithstanding the foregoing, Bank agrees that to the extent Bank recovers an amount under this paragraph for application to the fees of its counsel which exceeds the actual attorney's fees incurred in connection therewith, following the satisfaction of all other Obligations such excess amount shall be refunded to Maker.

                  This Note, having been executed and delivered under seal in the State of Maryland, is to be governed by, construed under and enforced in all respects according to the internal laws of the State of Maryland.

ATTEST/WITNESS:                              OXFORD CAPITAL CORPORATION


                                             By:                       (SEAL)
-----------------------                         -----------------------
                                                  Joseph K. Rensin
                                                  President



                                        3